                        AGREEMENT AND PLAN OF REORGANIZATION


                                    BY AND AMONG


                            ARCHIBALD CANDY CORPORATION,


                          SWEET FACTORY ACQUISITION CORP.,


                             SWEET FACTORY GROUP, INC.,


                                SWEET FACTORY, INC.,


                                 SF CANDY COMPANY,



                                SF PROPERTIES, INC.

                                        AND

                            THE CERTAIN STOCKHOLDERS OF

                       SWEET FACTORY GROUP, INC. PARTY HERETO



                                    DATED AS OF

                                 NOVEMBER 24, 1998

                                 TABLE OF CONTENTS

                                                                         PAGE

ARTICLE I   CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . 2
     1.1       Definitions . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II   THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . 9
     2.1       The Merger. . . . . . . . . . . . . . . . . . . . . . . . . 9
     2.2       Effective Time; Closing . . . . . . . . . . . . . . . . . . 9
     2.3       Effect of the Merger. . . . . . . . . . . . . . . . . . . . 9
     2.4       Articles of Incorporation; Bylaws . . . . . . . . . . . . . 10
     2.5       Officers and Directors. . . . . . . . . . . . . . . . . . . 10
     2.6       Effect on Capital Stock . . . . . . . . . . . . . . . . . . 10
     2.7       Surrender of Certificates . . . . . . . . . . . . . . . . . 11
     2.8       Taking of Necessary Action: Further Action. . . . . . . . . 11

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . . 12
     3.1       Corporate Existence of Seller . . . . . . . . . . . . . . . 12
     3.2       Authority . . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.3       Capital Stock . . . . . . . . . . . . . . . . . . . . . . . 12
     3.4       Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . 13
     3.5       No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . 13
     3.6       Governmental Approvals and Filings. . . . . . . . . . . . . 14
     3.7       Financial Statements and Condition. . . . . . . . . . . . . 14
     3.8       Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . 15
     3.9       Intentionally Omitted.. . . . . . . . . . . . . . . . . . . 17
     3.10      Compliance With Laws and Orders . . . . . . . . . . . . . . 17
     3.11      Employee Benefit Matters. . . . . . . . . . . . . . . . . . 17
     3.12      Real Property . . . . . . . . . . . . . . . . . . . . . . . 18
     3.13      Personal Property . . . . . . . . . . . . . . . . . . . . . 19
     3.14      Intellectual Property Rights. . . . . . . . . . . . . . . . 19
     3.15      Contracts . . . . . . . . . . . . . . . . . . . . . . . . . 19
     3.16      Permits . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     3.17      Affiliate Transactions. . . . . . . . . . . . . . . . . . . 21
     3.18      Environmental Matters . . . . . . . . . . . . . . . . . . . 21
     3.19      Litigation. . . . . . . . . . . . . . . . . . . . . . . . . 22
     3.20      Health and Safety Requirements. . . . . . . . . . . . . . . 23
     3.21      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . 23
     3.22      Undisclosed Liabilities . . . . . . . . . . . . . . . . . . 23
     3.23      Capital Expenditures. . . . . . . . . . . . . . . . . . . . 23
     3.24      Broker's or Consultant's Fees . . . . . . . . . . . . . . . 23
     3.25      Suppliers . . . . . . . . . . . . . . . . . . . . . . . . . 24
     3.26      Banking Arrangements. . . . . . . . . . . . . . . . . . . . 24
     3.27      Powers of Attorney. . . . . . . . . . . . . . . . . . . . . 24

                                 TABLE OF CONTENTS
                                    (continued)


                                                                         PAGE

     3.28      No Alternative Transaction. . . . . . . . . . . . . . . . . 24
     3.29      Year 2000 Issue . . . . . . . . . . . . . . . . . . . . . . 24
     3.30      Full Disclosure . . . . . . . . . . . . . . . . . . . . . . 24
     3.31      No Other Representations. . . . . . . . . . . . . . . . . . 24

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF
             THE INDEMNIFYING STOCKHOLDERS . . . . . . . . . . . . . . . . 25
     4.1       Ownership.. . . . . . . . . . . . . . . . . . . . . . . . . 25
     4.2       Authority . . . . . . . . . . . . . . . . . . . . . . . . . 25
     4.3       No Violations; Consents and Approvals.. . . . . . . . . . . 25
     4.4       Governmental Approvals and Filings. . . . . . . . . . . . . 26
     4.5       Additional Indemnifying Stockholder Representations . . . . 26
     4.6       Brokers/Alternative Transaction . . . . . . . . . . . . . . 26
     4.7       No Other Representations. . . . . . . . . . . . . . . . . . 26

ARTICLE V    REPRESENTATIONS AND WARRANTIES
             OF PURCHASER AND MERGER SUB . . . . . . . . . . . . . . . . . 26
     5.1       Corporate Existence of Purchaser. . . . . . . . . . . . . . 26
     5.2       Authority . . . . . . . . . . . . . . . . . . . . . . . . . 26
     5.3       No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . 27
     5.4       Governmental Approvals and Filings. . . . . . . . . . . . . 27
     5.5       Legal Proceedings . . . . . . . . . . . . . . . . . . . . . 27
     5.7       Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . 28

ARTICLE VI   COVENANTS OF SELLERS AND INDEMNIFYING STOCKHOLDERS. . . . . . 28
     6.1       Regulatory and Other Approvals. . . . . . . . . . . . . . . 28
     6.2       HSR and Foreign Antitrust Filings . . . . . . . . . . . . . 28
     6.3       Investigation by Purchaser. . . . . . . . . . . . . . . . . 29
     6.4       Conduct of Business . . . . . . . . . . . . . . . . . . . . 29
     6.5       Certain Restrictions. . . . . . . . . . . . . . . . . . . . 29
     6.6       Affiliate Transactions. . . . . . . . . . . . . . . . . . . 31
     6.7       Fulfillment of Conditions . . . . . . . . . . . . . . . . . 31
     6.8       Interim Financial Information . . . . . . . . . . . . . . . 31
     6.9       Notification of Material Adverse Events . . . . . . . . . . 31
     6.10      Supplemental Disclosures. . . . . . . . . . . . . . . . . . 31
     6.11      Exclusivity . . . . . . . . . . . . . . . . . . . . . . . . 31
     6.12      Agreement to Approve Merger . . . . . . . . . . . . . . . . 32
     6.13      Release by Indemnifying Stockholders. . . . . . . . . . . . 32

                                 TABLE OF CONTENTS
                                    (continued)


                                                                         PAGE


ARTICLE VII COVENANTS OF PURCHASER . . . . . . . . . . . . . . . . . . . . 32
     7.1       Regulatory and Other Approvals. . . . . . . . . . . . . . . 32
     7.2       HSR and Foreign Antitrust Filings . . . . . . . . . . . . . 33
     7.3       Indemnification of Directors and Officers . . . . . . . . . 33
     7.4       Fulfillment of Conditions . . . . . . . . . . . . . . . . . 33

ARTICLE VIII  ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . 33
     8.1       Stock Plans and Options; SARs . . . . . . . . . . . . . . . 33
     8.2       Sellers Employees . . . . . . . . . . . . . . . . . . . . . 34
     8.3       Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE IX    CONDITIONS TO OBLIGATIONS OF THE PARTIES . . . . . . . . . . 34
     9.1       Conditions to Obligations of Each Party to Effect the
               Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     9.2       Obligations of Purchaser. . . . . . . . . . . . . . . . . . 35
     9.3       Obligations of Group. . . . . . . . . . . . . . . . . . . . 38

ARTICLE X      TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . 39
     10.1      Termination . . . . . . . . . . . . . . . . . . . . . . . . 39
     10.2      Effect of Termination and Abandonment . . . . . . . . . . . 39
     10.3      Exclusive Remedy. . . . . . . . . . . . . . . . . . . . . . 40

ARTICLE XI    INDEMNIFYING STOCKHOLDERS' REPRESENTATIVE. . . . . . . . . . 40
     11.1      Appointment . . . . . . . . . . . . . . . . . . . . . . . . 40
     11.2      Authorization . . . . . . . . . . . . . . . . . . . . . . . 40
     11.3      Irrevocable Appointment . . . . . . . . . . . . . . . . . . 41
     11.4      Resignation . . . . . . . . . . . . . . . . . . . . . . . . 41
     11.5      Purchaser's Reliance. . . . . . . . . . . . . . . . . . . . 41
     11.6      Exculpation and Indemnification . . . . . . . . . . . . . . 41

ARTICLE XII  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
             COVENANTS, LIMITATION OF LIABILITY  . . . . . . . . . . . . . 42
     12.1      Indemnification by Indemnifying Stockholders. . . . . . . . 42
     12.2      Indemnification by Purchaser. . . . . . . . . . . . . . . . 42
     12.3      Procedure for Indemnification . . . . . . . . . . . . . . . 42
     12.4      Limitations on Indemnity. . . . . . . . . . . . . . . . . . 43
     12.5      Payment . . . . . . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE XIII  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 44
     13.1      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     13.2      Contribution. . . . . . . . . . . . . . . . . . . . . . . . 45
     13.3      Entire Agreement. . . . . . . . . . . . . . . . . . . . . . 45

                                 TABLE OF CONTENTS
                                    (continued)


                                                                         PAGE

     13.4      Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . 45
     13.5      Public Announcements. . . . . . . . . . . . . . . . . . . . 45
     13.6      Further Assurances; Post-Closing Cooperation. . . . . . . . 46
     13.7      Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     13.8      Transfer Taxes. . . . . . . . . . . . . . . . . . . . . . . 47
     13.9      Amendment . . . . . . . . . . . . . . . . . . . . . . . . . 47
     13.10     No Third Party Beneficiary. . . . . . . . . . . . . . . . . 47
     13.11     No Assignment; Binding Effect . . . . . . . . . . . . . . . 47
     13.12     Invalid Provisions. . . . . . . . . . . . . . . . . . . . . 47
     13.13     Governing Law . . . . . . . . . . . . . . . . . . . . . . . 48
     13.14     Counterparts. . . . . . . . . . . . . . . . . . . . . . . . 48
     13.15     Construction. . . . . . . . . . . . . . . . . . . . . . . . 48

                        AGREEMENT AND PLAN OF REORGANIZATION


       This AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of November 24, 1998, among Archibald Candy Corporation, an Illinois corporation ("Purchaser"), Sweet Factory Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Purchaser ("Merger Sub"), Sweet Factory Group, Inc., a Delaware corporation (the "Group"), Sweet Factory, Inc., a Delaware corporation ("SFI"), SF Candy Company, a Delaware corporation ("Candy Co."), SF Properties, Inc., a Delaware corporation ("SF Properties"), and those stockholders of Group that are signatories hereto (the "Indemnifying Stockholders"), as listed on SCHEDULE B hereto.

                                      RECITALS

       A. Under the terms and subject to the conditions of this Agreement, Purchaser, Merger Sub and Group intend to enter into a business combination transaction.

       B. The Boards of Directors of Group and Purchaser (i) have determined that the Merger (as defined in SECTION 2.1) is consistent with and in furtherance of their respective long-term business strategies and fair to, and in the best interest of, their respective stockholders, (ii) have approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) have, in the case of the Group, subject to the provisions of this Agreement, determined to recommend that the Stockholders of Group adopt and approve this Agreement and approve the Merger.

       C. The Board of Directors of Merger Sub has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

       D. The stockholders of Group (the "Stockholders") are the beneficial and record owners of Twelve Million Seven Hundred Forty-Five Thousand (12,745,000) shares of convertible Series A Preferred Stock, par value $.001 per share ("OUTSTANDING SERIES A PREFERRED STOCK"), Six Million One Hundred Seventy-Nine Thousand Five Hundred Sixty-Six (6,179,566) shares of convertible Series B Preferred Stock, par value $.001 per share ("OUTSTANDING SERIES B PREFERRED STOCK"), Two Hundred Twelve Thousand Eight Hundred Fifty-Nine (212,859) shares of convertible Series C Preferred Stock, par value $.001 per share ("OUTSTANDING SERIES C PREFERRED STOCK"), and One Million Two Hundred Ninety-Four Thousand Nine Hundred (1,294,900) shares of Common Stock, par value $.001 per share ("OUTSTANDING COMMON STOCK"), of Group, constituting all of the issued and outstanding shares of common and preferred stock of Group (such Outstanding Series A Preferred Stock, Outstanding Series B Preferred Stock, Outstanding Series C Preferred Stock and Outstanding Common Stock collectively being referred to herein as the "GROUP STOCK").

       E. Group owns all of the issued and outstanding capital and voting stock of SFI, Candy Co., and SF Properties (SFI, Candy Co. and SF Properties being collectively referred to herein as the "SUBSIDIARIES"; Group and Subsidiaries being collectively referred to herein as the "SELLERS") (such stock being referred to herein as the "SUBSIDIARY STOCK"; Group Stock and Subsidiary Stock being collectively referred to herein as the "STOCK").

       NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                     ARTICLE I

                                CERTAIN DEFINITIONS

1.1    DEFINITIONS.

              (a) DEFINED TERMS. As used in this Agreement, the following defined terms have the meanings indicated below:

                     "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration or publicly disclosed Governmental or Regulatory Authority investigation.

                     "ADVERSE CONSEQUENCES" means all allegations, charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, Taxes, interest, Encumbrances and other Losses.

                     "AFFILIATE" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes hereof, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person through the ownership of voting securities, partnership interests or beneficial interests or the contractual right to direct such management and policies or the voting of such securities or interests. Without limiting the foregoing, with regard to each Seller, the term "Affiliate" shall be deemed to include the stockholders, directors and officers thereof and their respective Affiliates and family members.

                     "ALTERNATIVE TRANSACTION" has the meaning assigned in
SECTION 1.0.

                     "BEST EFFORTS" means that the obligated party is required to make a diligent, expeditious and good-faith effort to accomplish the applicable objective. Such obligation, however, does not require any extraordinary expenditure of funds or the incurrence of any significant liability on the part of the obligated party. The fact that the objective is not actually accomplished does not, without more, establish that the obligated party did not in fact utilize its Best Efforts in attempting to accomplish the objective.

                     "BUSINESS" means the business conducted by the Sellers.

                     "BUSINESS DAY" means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of California, or any other day on which the principal offices of either Sellers or Purchaser are closed or become closed prior to 2 p.m. local time whether in accordance with established company policy or as a result of unanticipated events, including adverse weather conditions.

                     "CANDY CO." has the meaning assigned in the forepart of this Agreement.

                     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

                     "CERCLIS" means the CERCLA Information System, as provided by 40 C.F.R. Section 300.5.

                     "CLOSING" has the meaning assigned in SECTION 2.2.

                     "CLOSING DATE" has the meaning assigned in SECTION 2.2.

                     "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                     "CONTRACTS" means any contract, agreement or other document setting forth an agreement between two or more parties.

                     "DISCLOSURE SCHEDULE" has the meaning assigned in the forepart of ARTICLE III.

                     "DISSENTER RIGHTS" means the right of a stockholder to elect to exercise its appraisal rights with respect to a merger, as provided in the Delaware General Corporation Law.

                     "DLJ" means Donaldson, Lufkin & Jenrette Securities Corporation.

                     "EBITDA" means Sellers' consolidated net earnings before interest, taxes, depreciation and amortization, as reflected in financial statements prepared in accordance with GAAP.

                     "ENCUMBRANCES" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

                     "ENVIRONMENTAL CLAIM" means any and all claims, actions, proceedings, Losses, costs, damages (actual and consequential), judgments, Liabilities, obligations, causes of action, fines, penalties or expenses (including attorneys' fees and expenditures for investigation and remediation) incurred by reason of the presence, Release, threatened Release, handling or transportation of Hazardous Substances or otherwise related to a violation or alleged violation of Environmental Laws.

                     "ENVIRONMENTAL LAW" means any Permit, Law or Order at any time in force or effect relating to (i) the regulation or protection of the environment, or the regulation or protection of human health or safety from (ii) emissions, discharges, generation, spills, Releases or threatened Releases of Hazardous Substances into the environment (including ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), (iii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, or (iv) the regulation of storage tanks.

                     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                     "FINANCIAL STATEMENTS" means the consolidated financial statements of Group and the Subsidiaries delivered to Purchaser pursuant to
SECTION 3.7.

                     "FINANCIAL STATEMENT DATE" means the last day of the most recent fiscal year of Group for which Financial Statements are delivered to Purchaser pursuant to SECTION 3.7.

                     "GAAP" means United States generally accepted accounting principles as consistently applied by Sellers throughout the specified period and in the immediately prior comparable period.

                     "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                     "GROUP" has the meaning assigned in the forepart of this Agreement.

                     "GROUP STOCK" has the meaning assigned in the forepart of this Agreement.

                     "GROUP STOCK OPTION PLANS" means the Group 1992 Stock Option Plan and the Group 1996 Stock Option Plan.

                     HAZARDOUS SUBSTANCES" means (i) all substances, wastes, pollutants, contaminants, chemicals and materials ("SUBSTANCES") regulated or defined or designated as hazardous, extremely or unusually hazardous, dangerous or toxic under the following statutes and their state counterparts, as well as the regulations implementing those statutes: CERCLA, the Federal Insecticide, Fungicide & Rodenticide Act, the Atomic Energy Act and the Hazardous Materials Transportation Act; (ii) any petroleum or petroleum products, including crude oil and any fractions thereof, flammable explosives, radioactive materials, asbestos, urea formaldehyde foam insulation; polychlorinated biphenyls (PCBs), natural gas, synthetic gas and any mixtures thereof, radon; and (iii) any other chemical or other material or Substance with respect to which any Governmental or Regulatory Authority otherwise requires environmental investigation, monitoring, reporting or remediation.

                     "HSR ACT" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

                     "IRS" means the United States Internal Revenue Service.

                     "INDEBTEDNESS" of any Person means, without duplication,
(a) all amounts owed by Group to Imperial Bank; (b) all obligations with respect to capital leases; (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (d) all other indebtedness for borrowed money; (e) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (f) all reimbursement or payment obligations with respect to surety instruments, including reimbursement obligations regarding letters of credit and performance bonds; (g) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person
(even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (h) all net indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (i) all guarantees in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. FOR PURPOSES OF INDEMNIFYING STOCKHOLDERS'
REPRESENTATIONS AND WARRANTIES UNDER ARTICLE IV AND SECTIONS 12.1 AND 12.4, "INDEBTEDNESS" SHALL MEAN ONLY CLAUSES (a), (b) AND (d) ABOVE.

                     "INDEMNIFYING STOCKHOLDERS" has the meaning assigned in the forepart of this Agreement.

                     "INTELLECTUAL PROPERTY" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, and all applications for and registrations of patents, trademarks, service marks and copyrights and all technical know-how and other intellectual property rights or intangibles used by the Sellers in the Business, and all goodwill associated therewith, all licenses and sublicenses granted and obtained with respect thereto and rights thereunder, remedies against infringement thereof and rights to protection of interests therein under all Laws.

                     "KNOWLEDGE OF SELLERS" means the knowledge of the members of the Boards of Directors of Sellers and the executive officers of Sellers after due inquiry and reasonable investigation.

                     "KNOWLEDGE OF PURCHASER" means the knowledge of the members of the Board of Directors or executive officers of Purchaser after due inquiry and reasonable investigation.

                     "LAWS" means all laws, statutes, constitutional provisions, codes, rules, regulations, ordinances, Orders, rulings or other legal requirements of any Governmental or Regulatory Authority, in each case applicable to or binding upon a Person or any of its properties or to which such Person or its properties is subject.

                     "LIABILITIES" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                     "LOSS" means any and all damages, fines, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment, but excluding any costs of compliance resulting from the granting of injunctive relief).

                     "MATERIAL ADVERSE EFFECT" with respect to any Person means a material adverse effect on the business, prospects, financial condition or results of operations of such Person and any subsidiaries of such Person taken as a whole.

                     "MERGER" has the meaning assigned in SECTION 2.1

                     "NET OBLIGATIONS" has the meaning assigned in
SECTION 9.2((o))

                     "NET REVENUES" means Sellers' consolidated gross revenues less any sales returns or refunds.

                     "NPL" means the National Priorities List under CERCLA.

                     "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business of the Sellers in accordance with past custom and practice (including with respect to quantity and frequency) including typical variances related to seasonality.

                     "OUTSTANDING SERIES A PREFERRED STOCK," OUTSTANDING SERIES B PREFERRED STOCK," "OUTSTANDING SERIES C PREFERRED STOCK" and "OUTSTANDING COMMON STOCK" have the meaning assigned in the forepart of this Agreement.

                     "PERCENTAGE INTEREST" means, for any Stockholder, the percentage indicated next to such Seller Stockholder's name under the heading "% Total Shares" in SECTION 3.3 of the Disclosure Schedule.

                     "PERMITS" means all permits, licenses, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority that are material to the conduct and operation of the Business.

                     "PERMITTED ENCUMBRANCE" means any of the following:
(i) any Encumbrance for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, and

(ii) any statutory Encumbrance arising in the Ordinary Course of Business by operation of law with respect to a Liability that is not yet due or delinquent.

                     "PERSON" means any natural person, corporation, limited liability company, partnership, firm, joint venture, joint-stock company, trust, association, Governmental or Regulatory Authority, unincorporated entity or organization of any kind.

                     "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, restricted stock, savings, termination, fringe benefit, supplemental benefit, medical, education reimbursement, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, program, practice, policy, agreement or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" as defined in Section 3(3) of ERISA sponsored, maintained or contributed to by the Sellers for the benefit of current or former employees of the Sellers at the date hereof, at the Closing or at any time during the six years preceding the date hereof.

                     "PRIME RATE" means the prime rate as reported from time to time in the WALL STREET JOURNAL.

                     "PURCHASE PRICE" has the meaning assigned in SECTION 2.7.

                     "PURCHASER" has the meaning assigned in the first paragraph of this Agreement.

                     "PURCHASER WARRANTY CLAIMS" means any claim described in
SECTION 12.1(a)(i) or 12.1(b).

                     "REFERENCE BALANCE SHEET" means the Sellers' audited, consolidated balance sheet as of January 4, 1998, as delivered to Purchaser by Sellers in accordance with SECTION 3.7(a).

                     "REFERENCE BALANCE SHEET DATE" means January 4, 1998.

                     "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                     "REPRESENTATIVE" has the meaning assigned in ARTICLE XI.

                     "SELLERS" has the meaning assigned in the forepart of this Agreement.

                     "SFI" has the meaning assigned in the forepart of this Agreement.

                     "SF PROPERTIES" has the meaning assigned in the forepart of this Agreement.

                     "STOCK" has the meaning assigned in the forepart of this Agreement.

                     "STOCKHOLDERS" has the meaning assigned in the forepart of this Agreement.

                     "SUBSIDIARIES" has the meaning assigned in the forepart of this Agreement.

                     "SUBSIDIARY STOCK" has the meaning assigned in the forepart of this Agreement.

                     "SWEET FACTORY LICENSE AGREEMENT" means that certain License Agreement dated July 12, 1991 between United Sweet Factory Limited (as assignee of The Sweet Factory (UK) Limited), as licensor, and Group (as assignee of Sweet Factory California Partners, Inc.), as licensee, as amended by Amendment No. 1 thereto dated April 7, 1993.

                     "TAX RETURNS" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including combined or consolidated returns for any group of entities that includes Sellers.

                     "TAXES" has the meaning assigned in SECTION 3.8.

                     "WORKING CAPITAL" means the difference between the Sellers' consolidated current assets (consisting of cash on hand, cash in bank, accounts receivable, inventory and prepaid expenses and the Sellers' current consolidated operating liabilities (consisting of trade payables, accrued expenses, accrued payroll and payroll taxes payable).

                     "YEAR 2000 COMPLIANT" has the meaning assigned in SECTION 3.29.

              (b) CONSTRUCTION OF CERTAIN TERMS AND PHRASES. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement;
(iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation;" (vi) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified;
(vii) the phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 24, 1998; (viii) all accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP; (ix) any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect and limitations of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (x) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                     ARTICLE II

                                     THE MERGER

       2.1 THE MERGER. The acquisition of Group by Purchaser shall be effected through the merger (the "Merger") of Merger Sub with and into Group pursuant to which the separate existence of Merger Sub shall cease and Group shall continue as the surviving corporation and become a directly, wholly-owned subsidiary of Purchaser under the corporate name "Sweet Factory Group, Inc." (the "SURVIVING Corporation"). At the Effective Time (as defined below) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger and the applicable provisions of Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into Group, the separate corporate existence of Merger Sub shall cease and Group shall continue as the surviving corporation.

       2.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger, in the form of EXHIBIT A hereto, with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger") (the time of the acceptance of such filing by the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by Group, Purchaser and specified in the Certificate of Merger) being the "Effective Time," which shall be as soon as practicable on or after the Closing Date (as herein defined)). The closing of the Merger (the "Closing") shall take place at the office of Purchaser's counsel, Winston & Strawn, 35 W. Wacker Drive, Chicago, Illinois, at 10:00 a.m. (Chicago time) on the later of (i) December 7, 1998 or (ii) the date that is two business days following the termination of the applicable waiting period under the HSR Act and the satisfaction of the other conditions to the Merger, or at such other time and place as the parties may agree (the "Closing Date"). Subject to ARTICLE X, failure to consummate the transactions provided for in this Agreement on date and time and at the place determined pursuant to this SECTION 2.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

       2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Not limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Group and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Group and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

       2.4    CERTIFICATE OF INCORPORATION; BYLAWS.

              (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended.

              (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

       2.5 OFFICERS AND DIRECTORS. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time.

       2.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Purchaser or Group:

              (a) any and all shares of Stock which are held in Group's treasury or held by and Subsidiary immediately prior to the Effective Time shall be canceled;

              (b) each share of Merger Sub's common stock that is outstanding immediately prior to the Effective Time shall be converted into one share of Group's common stock;

              (c) each share of Outstanding Series A Preferred Stock that is outstanding immediately prior to the Effective Time (except for shares, if any, with respect to which the holder thereof shall have perfected Dissenter Rights) shall be converted into, and become a right to receive, at the Effective Time, upon surrender of the certificate representing such share, $0.6506 cash;

              (d) each share of Outstanding Series B Preferred Stock that is outstanding immediately prior to the Effective Time (except for shares, if any, with respect to which the holder thereof shall have perfected Dissenter Rights) shall be converted into, and become a right to receive, at the Effective Time, upon surrender of the certificate representing such share, $1.4639 cash;

              (e) each share of Outstanding Series C Preferred Stock that is outstanding immediately prior to the Effective Time (except for shares, if any, with respect to which the holder thereof shall have perfected Dissenter Rights) shall be converted into, and become a right to receive, at the Effective Time, upon surrender of the certificate representing such share, $1.4639 cash;

              (f) each share of Outstanding Common Stock that is outstanding immediately prior to the Effective Time (except for shares, if any, with respect to which the holder thereof shall have perfected Dissenter Rights) shall be converted into, and become a right to receive, at the Effective Time, upon surrender of the certificate representing such share, $0.25 cash; and

              (g) each outstanding stock appreciation right that is outstanding immediately prior to the Effective Time shall be converted into, and become a right to receive, at the Effective Time, $0.25 cash.

       2.7 SURRENDER OF CERTIFICATES; CONVERSION OF GROUP STOCK FOR CASH. At the Effective Time, Purchaser shall make available for exchange in accordance with this SECTION 2, cash in an amount sufficient for payment under SECTION 2.6, which shall total, in the aggregate, not more than $18,000,000.00 (the "PURCHASE PRICE"). All amounts payable by Purchaser pursuant to this SECTION 2.7 shall be paid by wire transfer of immediately available federal funds for credit to a bank account designated in writing by the Representative and established for the benefit of all holders of Group's Stock. Representative shall distribute to each Stockholder (other than any Stockholder that has perfected its Dissenter Rights) its respective portion of the Purchase Price as determined pursuant to
SECTION 2.6, but only upon the Representative's receipt from such Stockholder of
(i) an acknowledgment, in form and substance satisfactory to Purchaser, from such Stockholder that no Indebtedness is owed to it by any Seller and (ii) an agreement, in form and substance satisfactory to Purchaser, by such Stockholder to be bound by the terms and conditions of this Agreement as if it were named herein as an Indemnifying Stockholder (each a "Stockholders Acknowledgment and Indemnification Agreement"). Purchaser shall have no liability to Stockholders in the event Representative fails to properly distribute the Purchase Price to the Stockholders.

       2.8 CERTIFICATE OF MERGER. As soon as practicable after the execution of this Agreement, but prior to the Effective Time, Merger Sub and Group shall execute the Certificate of Merger and any and all other documents or instruments required by Delaware Law. If this Agreement is terminated, the Certificate of Merger shall be deemed to have been terminated and abandoned.

       2.9 TAKING OF NECESSARY ACTION: FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Group and Merger Sub, the officers and directors of Group and Merger Sub will at Purchaser's expense take all such lawful and necessary action. Purchaser shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated thereby.

                                    ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF SELLERS

       Except as set forth in this Agreement or the disclosure schedule of Group delivered to Purchaser herewith (the "DISCLOSURE SCHEDULE"), Group does hereby represent and warrant to Purchaser as follows:

       3.1 CORPORATE EXISTENCE OF SELLERS. Sellers are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Sellers have full corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby. Sellers have delivered to Purchaser true and complete copies of the charter documents and all amendments thereto of each Seller to the date hereof and the By-Laws of each Seller as in effect on the date hereof. Sellers have delivered the stock transfer books of Seller to Purchaser and such stock transfer books are complete and accurate in all material respects.

       3.2 AUTHORITY. The execution and delivery by Sellers of this Agreement, and the performance by Sellers of their obligations hereunder, have been duly and validly authorized by the Board of Directors of each of the Sellers and by Group as the sole stockholder of each other Seller, no other corporate action on the part of Sellers or their stockholders being necessary. This Agreement has been duly and validly executed and delivered by Sellers and constitutes a legal, valid and binding obligation of Sellers enforceable against Sellers in accordance with its terms.

       3.3    CAPITAL STOCK.

              (a) The authorized capital stock of Group consists of Twenty-One Million Eight Hundred Eighteen Thousand Three Hundred Eighty-Five (21,818,385) shares of Common Stock ("COMMON STOCK"), and Nineteen Million One Hundred Forty-Five Thousand (19,145,000) shares of Preferred Stock ("PREFERRED STOCK"). (i) One Million Two Hundred Ninety-Four Thousand Nine Hundred (1,294,900) of the authorized Common Stock and Nineteen Million One Hundred Thirty-Seven Thousand Four Hundred Twenty-Five (19,137,425) shares of Preferred Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; (ii) 6,000 shares of Common Stock and no shares of Preferred Stock are held in the treasury of Group; and
(iii) 3,550,000 shares of Common Stock are reserved for issuance under the Group Stock Option Plans, 2,967,846 shares of which are subject to outstanding options and 582,154 shares of which are available for future grants. All such options, the recipient of the option, the grant date, exercise price, vesting and other material terms which are inconsistent with the standard option form delivered to Purchaser are described in SECTION 3.3(a) of the Disclosure Schedule. Except as contemplated by this Agreement or as set forth in SECTION 3.3(a) of the Disclosure Schedule, there is no option, commitment or understanding of any nature whatsoever that directly or indirectly (A) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of any of the Sellers or securities convertible into, or other rights to acquire, any shares of capital stock of any of the Sellers immediately, upon the passage of time, upon the occurrence of any event or upon the payment of money, (B) obligates any of the Sellers to grant, offer or enter into any of the foregoing or (C) relates to the voting or control of such capital stock, securities or rights, in each case to which any of the Sellers is a party.

              (b) SECTION 3.3(b) of the Disclosure Schedule contains a complete and accurate list of each stockholder of Group and the number of shares owned of record by each such stockholder. Each such stockholder owns the number of shares of capital stock of Group set forth in SECTION 3.3(b) of the Disclosure Schedule, free and clear of any Encumbrances. The Group Stock constitutes all of the issued and outstanding shares of capital stock of Group.

              (c) Except as described in SECTION 3.3(c) of the Disclosure Schedule, no Seller owns any Indebtedness, shares or other equity interest or securities in any Person (other than other Sellers), and has no agreement or commitment to purchase any of the same. The authorized Capital Stock of each of SFI, Candy Co. and SF Properties consists of One Thousand (1,000) shares of common stock. One Hundred (100) shares of common stock of each of SFI, Candy Co. and SF Properties are issued and outstanding, all of which are validly issued, fully paid and non-assessable, representing all of the Subsidiary Stock. Group owns the Subsidiary Stock, beneficially and of record, free and clear of all Encumbrances other than Permitted Encumbrances. No Seller has violated any law in connection with the offer for sale or sale and issuance of its outstanding shares of capital stock or any other securities.

       3.4 SUBSIDIARIES. Each Seller has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Each Seller is duly qualified, licensed and is in good standing in those jurisdictions in which the ownership, use or leasing of its assets and properties makes such qualification, licensing or admission necessary, except where the failure to be so qualified, licensed or admitted and in good standing could not reasonably be expected to have a Material Adverse Effect on Group. SECTION 3.4 of the Disclosure Schedule sets forth a true and complete list of each jurisdiction in which each Seller is qualified to transact business and in good standing. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, directly, by Group free and clear of all Encumbrances other than Permitted Encumbrances.

       3.5 NO CONFLICTS. The execution and delivery by Sellers of this Agreement, the performance by the Sellers of their obligations hereunder and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a violation or breach of the certificates of incorporation or by-laws of Sellers; (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices described in
SECTION 3.6 and SECTION 5.4, conflict with or result in a violation or breach of any Law or Order applicable to Sellers or any of their respective assets and properties (other than such conflicts, violations or breaches as would occur solely as a result of the legal or regulatory status of Purchaser or any of its Affiliates); or (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Sellers to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Encumbrance upon the Stock or any of Sellers' respective assets and properties under, any Contract to which any Seller is a party or by which any of their respective assets or properties is bound.

       3.6 GOVERNMENTAL APPROVALS AND FILINGS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Sellers is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except (i) the filing of a Notification and Report Form pursuant to the HSR Act and the expiration or early termination of the waiting period thereunder; (ii) any required filings under any applicable foreign antitrust laws and the expiration or termination of waiting periods thereunder; and (iii) where required solely as a result of the legal or regulatory status of Purchaser or any of its Affiliates.

       3.7    FINANCIAL STATEMENTS AND CONDITION.

              (a) Prior to the execution of this Agreement, Group has delivered to Purchaser true and complete copies of the unaudited consolidated balance sheet of Group and the Subsidiaries as of October 3, 1998 and the audited consolidated balance sheets of Group and the Subsidiaries as of January 4, 1997 and January 3, 1998, and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the nine months ended October 3, 1998 and audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended January 4, 1997 and January 3, 1998, together with a true and correct copy of each report on such audited information by KPMG Peat Marwick. Except as set forth in the notes thereto, all such financial statements were prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of Group and the Subsidiaries as of the respective dates thereof and for the respective periods covered thereby, except that the unaudited financial statements do not contain footnotes and are subject to normal year end adjustments.

              (b) Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since January 3, 1998 (i) there has been no Material Adverse Effect on Sellers and no event has occurred which is reasonably expected to result in a Material Adverse Effect on Sellers (ii) the Business has been conducted only in the Ordinary Course of Business; (iii) Sellers have not sustained or incurred any loss or damage with respect to the Business (whether or not insured against) on account of fire, flood, accident or other calamity which has interfered with or affected, or may interfere with or affect, the operation of the Business; (iv) there has been no material adverse change in Sellers' relations with any Governmental or Regulatory Authorities or their employees, creditors, advertisers, suppliers, distributors, customers or others having business relationships with Sellers; (v) except for equipment, inventory, and supplies purchased, sold or otherwise disposed of in the Ordinary Course of Business (including the opening or renovation of retail stores, carts or kiosks), Sellers have not purchased, sold, leased, mortgaged, pledged or otherwise acquired or disposed of any properties or assets; (vi) Group has not made any declaration, setting aside or payment of any dividend or distribution, whether in cash, stock or property with respect to the Group Stock, or any redemption or other acquisition of such stock; (vii) except with Purchaser's prior written consent, there has been no increase in the compensation payable or to become payable by Sellers to their directors, officers or key employees or any adoption of or increase in any Plan made to, for or with any such party;
(viii) there has been no adoption or amendment of any collective bargaining or Plans; (ix) Sellers have not changed any accounting methods or practices (including any change in depreciation or amortization policies or rates); (x) except as described in SECTION 3.7 of the Disclosure Schedule, Sellers have not entered into or canceled any Contracts; (xi) Sellers have not made capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in excess of $50,000 other than as described in SECTION 3.23 of the Disclosure Schedule; and (xii) Sellers have not agreed to take any of the actions described in paragraphs (v) - (xi) above.

              (c) Since January 3, 1998, neither Group nor any of the Subsidiaries has incurred any Liabilities other than Liabilities incurred in the Ordinary Course of Business.

              (d) The Sellers' Net Revenues for the twelve month period ending on the last day of the month immediately preceding the month in which this Agreement is executed was in excess of $78,000,000.

              (e) The Sellers' EBITDA for the twelve-month period ending on the last day of the month immediately preceding the month in which this Agreement is executed was in excess of $4,600,000.

       3.8 TAX MATTERS. The term "Taxes" means all net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees or assessments, or other governmental charges of any kind whatsoever, together with any interest, fines and any penalties, additions to tax or additional amounts incurred or accrued under applicable Law or assessed, charged or imposed by any Governmental or Regulatory Authority, provided that any interest, penalties, additions to tax or additional amounts that relate to Taxes for any taxable period (including any portion of any taxable period ending on or before the Closing Date) shall be deemed to be Taxes for such period, regardless of when such items are incurred, accrued, assessed or imposed. For the purposes of this SECTION 3.8, Sellers shall be deemed to include any subsidiary of the Sellers, any predecessor of the Sellers or any Person from which the Sellers incur a liability for Taxes as a result of any transferee liability. Except as otherwise described in
SECTION 3.8 of the Disclosure Schedule:

              (a) Each Seller has duly and timely filed true, correct and complete tax returns, reports or estimates, all prepared in accordance with applicable Laws, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any such returns, reports or estimates were due. All Taxes shown as due and payable on such returns, reports and estimates have been paid, and there is no current liability for any Taxes due and payable in connection with any such returns.
All Taxes not yet due and payable have been fully accrued on the books of the Sellers in accordance with GAAP and adequate reserves have been established therefor; the charges, accruals and reserves for Taxes provided for on the financial statements delivered pursuant to SECTION 3.7(a) are adequate; and there are no unpaid assessments for additional Taxes for any period nor is there any basis therefor. True and complete copies of all federal, state and foreign tax returns filed by the Sellers for the past three years have been provided by Sellers to Purchaser.

              (b) No Seller has been a member of any consolidated, combined or unitary group for federal, state, local or foreign tax purposes. No Seller has been party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income tax purposes.

              (c) Each Seller has (i) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the property agencies; (ii) paid all employer contributions and premiums due and payable; and (iii) filed all required federal, state, local and foreign returns and reports with respect to employee income tax withholding, and social security and unemployment taxes and premiums, all in compliance with the withholding tax provisions of the Code, as in effect for the applicable year or any prior provision thereof and other applicable Laws.

              (d) The federal income tax returns of Sellers have been examined by the IRS, or have been closed by the applicable statute of limitations, for all periods through fiscal year 1994; the state tax returns of Sellers have been examined by the relevant state agencies or such returns have been closed by the applicable statute of limitations for all periods through fiscal year 1993 or fiscal year 1994 depending on the state; and no deficiencies or reassessments for any Taxes have been proposed, asserted or assessed against Sellers by any federal, state, local or foreign taxing authority.

              (e) No federal, state, local or foreign tax audits or other administrative proceedings, discussions or court proceedings are presently pending with regard to any Taxes or tax returns of Sellers, and no additional issues are being asserted against Sellers in connection with any existing audits or proceedings.

              (f) No Seller has executed or filed any agreement or other document extending the period for assessment, reassessment or collection of any Taxes, and no power of attorney granted by any Seller with respect to any Taxes is currently in force.

              (g) No Seller has entered into any closing or other agreement which affects any Taxes of any Seller for any taxable year ending after the Closing Date. No Seller is a party to any tax sharing agreement or similar arrangement for the sharing of Tax liabilities or benefits.

              (h) No Seller has agreed or is required to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Closing Date. Neither the IRS nor any other agency has proposed to any Seller any such adjustment or change in accounting methods that affects any taxable year ending after the Closing Date. No Seller has an application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Closing Date.

              (i)    No Seller has consented to the application of Code
Section 341(f).

              (j) There is no Contract covering any employee or former employee of any Seller that, individually or collectively, could give rise to the payment by such Seller of any amount that would not be deductible by reason of Code Section 280G.

              (k) No asset of any Seller is tax exempt use property under Code Section 168(h). No portion of the cost of any asset of any Seller has been financed directly or indirectly from the proceeds of any tax exempt state or local government obligation described in Code Section 103(a).

              (l) None of the assets of any Seller is property that such Seller is required to treat as being owned by any other Person pursuant to the safe harbor lease provision of former Code Section 168(f)(8).

              (m) No Seller has or has had a permanent establishment in any foreign country or engages or has been engaged in a trade or business in any foreign country. None of the Seller Stockholders or the Sellers is a foreign person or entity within the meaning of Code Section 1445.

              (n) Neither the Code nor any provision of any other Law requires Purchaser to withhold any portion of the Purchase Price.

       3.9    [INTENTIONALLY OMITTED.]

       3.10 COMPLIANCE WITH LAWS AND ORDERS. No Seller is in violation of or in default under any Law, including laws governing the minimum wage payable to Sellers' employees, applicable to it or any of its assets, properties or employees.

       3.11   EMPLOYEE BENEFIT MATTERS.

              (a) SECTION 3.11 of the Disclosure Schedule contains a true, complete and correct list of each Plan.

              (b) True, complete and correct copies of the following items relating to each Plan, where applicable, have been delivered to Purchaser:

                     (i) the plan document and related trust agreement and insurance contracts, including any amendments (including descriptions of vacation and severance policies);

                     (ii) the most recent determination letter received from the IRS with respect to each such Plan that is intended to be qualified under
Section 401 of the Code;

                     (iii) the most recent summary plan description, summary of material modifications and all material communications to participants; and

                     (iv) the most recent annual report (5500 series) and schedules.

              (c) Each Plan has been operated and administered in accordance with the applicable provisions of ERISA and the Code, including COBRA, and all other applicable Laws, and there are no actions, suits or claims pending or threatened against any Plan or any administrator or fiduciary thereof, nor do any facts exist which could give rise to any such action, suit or claim.

              (d) Each of the Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified.

              (e) None of the Sellers has any liability with respect to a plan termination under Title IV of ERISA, a funding deficiency under Section 412 of the Code or Section 302 of ERISA or a withdrawal from a "multiemployer plan" as defined in (f) below or under Section 4063 of ERISA or any contingent liability under Section 4069 of ERISA.

              (f) None of the Plans is a plan subject to Title IV of ERISA or a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA. No Plan which is a "welfare plan" within the meaning of Section 3(2) of ERISA provides benefits with respect to employees beyond termination of employment other than coverage required by law.

              (g) None of the Sellers is, and has never been, a member of a "controlled group of corporations" within the meaning of Section 414(b) of the Code, a member of a group under "common control" within the meaning of Section 414(c) of the Code, or a member of an "affiliated service group" within the meaning of Section 414(m) of the Code (other than the group of Sellers existing on the date hereof).

       3.12   REAL PROPERTY.

              (a) SECTION 3.12((a)) of the Disclosure Schedule contains a complete and accurate description of (i) each parcel of real property owned by Sellers, (ii) each parcel of real property leased by Sellers (as lessor or lessee), and (iii) all Encumbrances (other than Permitted Encumbrances) on any parcel of real property referred to in clause (i) or (ii).

              (b) Sellers have good and marketable title to each parcel of real property described in clause (i) of paragraph (a) above, and have valid and subsisting leasehold estates in the respective real properties leased by them as lessee under leases referred to in clause (ii) of paragraph (a) above, in each case, free and clear of all Encumbrances (other than Permitted Encumbrances). Each such lease is a legal, valid and binding agreement, enforceable in accordance with its terms. There does not exist any default or event that with notice or lapse of time, or both, would constitute a default under any such lease. Except as set forth in SECTION 3.12b of the Disclosure Schedule, the continuation, validity and effectiveness of all such leases under the current rentals and other current terms thereof will in no way be affected by the transactions contemplated by this Agreement or, if any would be affected, Sellers shall cause any consents required under such leases to be delivered to Purchaser prior to the Closing Date at no cost or other adverse consequences to any Seller or Purchaser.

       3.13 PERSONAL PROPERTY. Sellers are in possession of and have good and marketable title to, or valid and subsisting leasehold interests in or valid rights to use, all assets used by it or necessary to the conduct of the Business free and clear of all Encumbrances (other than Permitted Encumbrances).

       3.14   INTELLECTUAL PROPERTY RIGHTS.

              (a) SECTION 3.14 of the Disclosure Schedule contains a true and complete list of all Intellectual Property owned by the Sellers or in which the Sellers have any rights or licenses. Except as described in SECTION 3.14 of the Disclosure Schedule, the Sellers are not a party to any license, agreement or arrangement, whether as licensor, licensee, franchisor, franchisee or otherwise, with respect to any Intellectual Property.

              (b) The Sweet Factory License Agreement is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms of SFI, and, to the Knowledge of Sellers, constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of United Sweet Factory Limited; and neither the Sellers nor, to the Knowledge of Sellers, any other party to the Sweet Factory License Agreement is in violation of or default under such contract (or with notice or lapse of time or both, would be in violation of or default under such contract). To the Knowledge of Sellers, the Sellers' rights under the Sweet Factory License Agreement are not being infringed by any other Person.

              (c) The Sellers have good and marketable title to or valid rights under contract to use all Intellectual Property used in or necessary to the conduct of the Business as it has been conducted prior to and as of the date of this Agreement (the "IP RIGHTS"), subject in each case to any rights held by third parties pursuant to licenses granted to Sellers. No Seller is in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use the IP Rights. To the Knowledge of Sellers, the IP Rights are not being infringed by any Person. Neither Group nor any of the Subsidiaries has infringed or is infringing any Intellectual Property of any other Person. No claim is pending or has been made to such effect that has not been resolved.

       3.15   CONTRACTS.

              (a) SECTION 3.15((a)) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a list of each of the following Contracts to which Group or any of the Subsidiaries is a party or by which any of their respective assets and properties is bound:

                     (i) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of Group or any of the Subsidiaries to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with Group or any of its Subsidiaries;

                     (ii)   all partnership or joint venture Contracts;

                     (iii) all Contracts relating to Indebtedness of Group or any of the Subsidiaries;

                     (iv) all Contracts providing for (A) the future disposition or acquisition of any assets and properties material to the business or condition of Group and the Subsidiaries individually or taken as a whole, other than dispositions or acquisitions in the Ordinary Course of Business, and
(B) any merger or other business combination;

                     (v) all Contracts between or among Group or any of the Subsidiaries;

                     (vi)   all Contracts (other than this Agreement) that
(A) limit or contain restrictions on the ability of Group or any of the Subsidiaries to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Encumbrance, to purchase or sell any assets and properties, to change the lines of business in which it participates or engages or to engage in any merger or other business combination or (B) require Group or any of the Subsidiaries to maintain specified financial ratios or levels of net worth or other indicia of financial condition;

                     (vii) all leases and similar arrangements for the use by any of the Sellers of real property (including all store leases and kiosk agreements);

                     (viii) all collective bargaining agreements and employment Contracts of any kind with any officer, director, employee or consultant of any of the Sellers by which such Seller is bound and any Contracts that contain any severance or termination pay, liabilities or obligations; and

                     (ix) all other Contracts that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Group or any of the Subsidiaries of more than one hundred thousand dollars ($100,000) annually or (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to Group or any of the Subsidiaries.

              (b) Sellers have delivered to Purchaser true and complete copies of all Contracts disclosed in SECTION 3.15(a) of the Disclosure Schedule. Each Contract disclosed in Section 3.15((a)) of the Disclosure Schedule is in full force and effect and, constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each Seller party thereto and, to the knowledge of Sellers, of each other party thereto; and neither Group or any of the Subsidiaries nor, to the Knowledge of Sellers, any other party to such contract is in violation of or default under any such Contract (or with notice or lapse of time or both, would be in violation of or default under any such Contract).

              (c) Sellers have not received notice that any party to any of the Sellers' Contracts intends to cancel or terminate any of such agreements or to exercise or not exercise any options under any of such agreements.

              (d) None of the Sellers' Contracts contains any provisions which would require Sellers to sell products and services to any third party other than on the same or substantially similar terms as Sellers sell in the Ordinary Course of Business.

              (e) The legal enforceability after the Closing of the rights of Sellers under the Contracts will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

              (f) All payment of rent and other charges under each Seller's Contracts have been properly accrued and reflected in Sellers' books, records and financial statements in accordance with GAAP.

       3.16 PERMITS. Group and the Subsidiaries have all Permits (including all Permits required under Environmental Laws) required for the conduct of the Business of Group and the Subsidiaries as presently conducted. Each such Permit is valid, binding and in full force and effect; and neither Group nor any of the Subsidiaries is in default (or with the giving of notice or lapse of time or both, would be in default) under or in violation of any such Permit.

       3.17   AFFILIATE TRANSACTIONS.

              (a) Except as described in SECTION 3.17(a) of the Disclosure Schedule, there is no Indebtedness between any Seller and any Affiliate thereof.

              (b) All purchases and sales or other transactions, if any, between any Seller, on the one hand, and any other Seller, any officer, director, shareholder or key employee or Affiliate thereof, on the other hand, within the three (3) years immediately preceding the date hereof are described in SECTION 3.17(b) of the Disclosure Schedule and have been made on the basis of then-prevailing market rates and terms such that from the prospective of such Seller, all such transactions have been made on terms no less favorable than those which would have been available from unrelated third parties.

       3.18   ENVIRONMENTAL MATTERS.

              (a) No written notification of a Release of a Hazardous Substances has been filed by or on behalf of Group or any of the Subsidiaries and no site (defined as "Site(s)" for the purposes of this SECTION 3.18), property or facility now or previously owned, operated, occupied or leased by Group or any of the Subsidiaries is listed or to the Knowledge of Sellers is proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up.

              (b) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of Group or any of the Subsidiaries in relation to any Site which have not been made available to Purchaser prior to the execution of this Agreement.

              (c) The Sites and the Business conducted thereon are not in material violation of any Environmental Laws or notices or demands with respect thereto.

              (d) No Hazardous Substances have been used, stored, manufactured, treated, processed on, or transported to or from the Sites except as necessary to the conduct of the Business and in material compliance with all Environmental Laws.

              (e) There has been no disposal, Release, or threatened Release of Hazardous Substances from or to the Sites.

              (f) Group and the Subsidiaries have not received nor do they expect to receive any notice of potential responsibility or letter of inquiry from any private party or Governmental or Regulatory Authority for any off-site facility under CERCLA or state or local counterpart thereof. Group and the Subsidiaries have not received nor do they reasonably expect to receive any notice, letter, citation, order, warning, complaint, inquiry, claim or demand alleging or asserting that: they have violated, or are about to violate, any Environmental Laws; there has been a Release or there is a threat of a Release of any Hazardous Substances at, from or onto any of the Sites; they may be or are liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release or threat of a Release and/or operation of the Sites, at, from or onto any other property wherever located; the Sites are subject to a lien in favor of any governmental entity for any liability, costs or damages, under Environmental Laws, arising from costs incurred by such governmental entity. In the event of any such notice prior to the Closing, Group and the Subsidiaries shall immediately provide a copy thereof to Purchaser.

              (g) There are no past, pending or, to the Knowledge of Sellers, threatened Environmental Claims against them or the Sites, nor does any valid basis for such a lawsuit, Claim, action, or proceeding exist.

              (h) Group and the Subsidiaries have not transported or arranged for the transportation of any Hazardous Substances to any location that is listed or proposed for listing on the National Priorities List or on the CERCLIS or any analogous state list, or which is the subject of any Environmental Claim.

              (i) There are and were no aboveground or underground storage tanks currently or formerly located at or on the Sites used or formerly used for the storage of any Hazardous Substance. There is no asbestos-containing building material on the Sites, and no asbestos abatement or remediation work has been performed on the Sites. There is no PCB-containing equipment or PCB-containing material located at the Sites.

       3.19 LITIGATION. There is no action, suit, proceeding, claim, arbitration or known investigation pending before any Governmental or Regulatory Authority or, to the Knowledge of Sellers, threatened against the Sellers or any of their properties or officers or directors (in their capacities as such). There is no Order against the Sellers or, to the Knowledge of Sellers, any of the Sellers' directors or officers (in their capacities as such) that could prevent, enjoin or alter or delay any of the transactions contemplated by this Agreement. All Actions or Proceedings to which Group or any of the Subsidiaries is a party (or, to the Knowledge of Sellers, threatened to become a party) is disclosed in SECTION 3.19 of the Disclosure Schedule. SECTION 3.19 of the Disclosure Schedule includes a list of all Actions or Proceedings against Group or the Subsidiaries which have been settled or otherwise concluded in the last five years for amounts in excess of $25,000.

       3.20   HEALTH AND SAFETY REQUIREMENTS.

              (a) Sellers are in compliance with all Laws applicable to Sellers with respect to the Americans with Disabilities Act and similar state laws and occupational health and safety Laws.

              (b) No Seller has received any notice, citation, claim, assessment or proposed assessment as to or alleging any violation of any federal, state or local occupational safety and health Law nor has any Seller been subject to any investigation by any federal, state or local occupational safety and health agency within the three (3) years preceding the date hereof, and no such violation exists. No Seller is a party to any pending dispute with respect to compliance with any federal, state or local occupational safety and health Law.

       3.21 INSURANCE. SECTION 3.21 of the Disclosure Schedule sets forth a list and brief description of all insurance policies maintained by Sellers; all such insurance policies provide coverage for all incidents occurring prior to the Closing Date regardless of when claims for such events are brought forth. No Seller is in default with respect to any provision contained in any such insurance policy, nor has any Seller failed to give any notice or present any claim thereunder in a due and timely fashion. No Seller has received notice from any insurance carrier that material alterations to Sellers' real property, the facilities located thereon or the Business are required by such carrier.

       3.22 UNDISCLOSED LIABILITIES. On the Reference Balance Sheet Date, no Seller had any Liability with respect to the Business of the type which should be reflected in balance sheets (including the notes thereto) prepared in accordance with GAAP which was not fully disclosed, reflected or reserved against in the Reference Balance Sheet; and, except for liabilities which have been incurred since the Reference Balance Sheet Date in the Ordinary Course of Business, since the Reference Balance Sheet Date, no Seller has incurred any Liability.

       3.23   CAPITAL EXPENDITURES.  Set forth in SECTION 3.23 of the Disclosure
Schedule is a description of (a) all capital expenditures made by Sellers since January 4, 1998 and (b) all outstanding commitments of Sellers for capital expenditures.

       3.24 BROKER'S OR CONSULTANT'S FEES. No Seller has dealt with any broker, finder or consultant (other than DLJ) in connection with the transactions contemplated by this Agreement, and no Person is entitled to any commission or finder's fee in connection with the sale of the Group Stock to Purchaser (other than DLJ, whose fees and expenses are to be paid by the Surviving Corporation to the extent disclosed to Purchaser prior to the Closing).

       3.25 SUPPLIERS. No supplier of goods or services to any Seller that has made sales or provided services representing, individually or in the aggregate, more than $250,000 in payments or commitments by Sellers within the last twelve full months preceding the date hereof has (i) ceased, or indicated any intention to cease, doing business with such Seller, or (ii) changed or indicated any intention to change any terms or conditions for future supply or sale of products or services from the terms or conditions that existed with respect to the supply or sale of such products or services during such twelve-month period.

       3.26 BANKING ARRANGEMENTS. Except as set forth in SECTION 3.26 of the Disclosure Schedule, no Seller has any banking, borrowing or depository relationship, or accounts or deposits of funds, and all persons authorized as signatories on each such account are listed in SECTION 3.26 of the Disclosure Schedule.

       3.27 POWERS OF ATTORNEY. No Person holds any power of attorney from any Seller.

       3.28 NO ALTERNATIVE TRANSACTION. No Seller is a party to or otherwise bound by any agreement contemplating or providing for any Alternative Transaction.

       3.29 YEAR 2000 ISSUE. The Sellers have (i) undertaken a detailed review and assessment of all areas within their respective business and operations that could be adversely affected by the potential problem caused by computer applications being unable to properly perform date sensitive functions on or after January 1, 2000 due to an inability to distinguish the year 2000 from the year 1900 (the "Year 2000 Issue"), (ii) developed a detailed plan and time line for addressing the Year 2000 Issue on a timely basis, and (iii) to date, implemented that plan in accordance with the timetable; the Sellers reasonably anticipate that all computer applications that are material to their business and operations and the performance of their obligations hereunder will on a timely basis be able to perform properly date sensitive functions for all dates before and after January 1, 2000 ("Year 2000 Compliant"); the Sellers have made inquiry of each of their key suppliers, vendors and customers as to whether such persons will on a timely basis be Year 2000 Compliant in all material respects and believe that all such persons will be Year 2000 Compliant.

       3.30 FULL DISCLOSURE. None of the representations and warranties made by the Sellers in this Agreement or in any letter, certificate or memorandum furnished or to be furnished by the Sellers, or on their behalf, contains or will contain any untrue statement of a material fact, or omits any material fact the omission of which would make the statements made therein misleading.

       3.31 NO OTHER REPRESENTATIONS. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that Sellers are making no representation or warranty whatsoever, express or implied, except those representations and warranties contained in this
ARTICLE III and in any certificate delivered pursuant to SECTION 9.2(c). In particular, Sellers make no representations or warranty to Purchaser with respect to any financial projection or forecast relating to the business or condition of Sellers. With respect to any projection or forecast delivered by or on behalf of Sellers to Purchaser, Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts,
(ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to it, and (iv) it shall have no claim against Sellers or any of their representatives or Affiliates with respect thereto.

                                     ARTICLE IV


                           REPRESENTATIONS AND WARRANTIES
                          OF THE INDEMNIFYING STOCKHOLDERS

       Each Indemnifying Stockholder severally represents and warrants to Purchaser with respect to SECTIONS 4.1, 4.2, 4.3, 4.4, AND 4.6 and jointly and severally represents and warrants to Purchaser with respect to the representation contained in SECTION 4.5.

       4.1 OWNERSHIP. Such Indemnifying Stockholder is the record and beneficial owner of the Group Stock to be sold by such Indemnifying Stockholder pursuant to this Agreement and identified in SECTION 3.3(b) of the Disclosure Schedule as being owned by it and has, and on the Closing Date, will have, good and valid title to such Group Stock, free and clear of all Encumbrances. No Indebtedness is owed to such Indemnifying Stockholder or any Affiliate thereof by any Seller.

       4.2 AUTHORITY. The execution and delivery by the Indemnifying Stockholders of this Agreement, and the performance by each Indemnifying Stockholder of his/her obligations hereunder, have been duly and validly authorized by each of the Indemnifying Stockholders, no other action on the part of such Indemnifying Stockholders being necessary. This Agreement has been duly and validly executed and delivered by each of the Indemnifying Stockholders and constitutes a legal, valid and binding obligation of the Indemnifying Stockholders enforceable against the Indemnifying Stockholders in accordance with its terms.

       4.3    NO CONFLICTS.   None of the execution and delivery of this
Agreement nor the consummation of the transactions contemplated hereby nor performance by such Indemnifying Stockholder of such Indemnifying Stockholder's obligations hereunder will (i) violate or conflict with any provision of the certificate or incorporation, bylaws or the organizational documents, if any, of such Indemnifying Stockholder, (ii) subject to obtaining the consents, approvals and actions, making the filings and giving the notices described in SECTION 4.4, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right that becomes effective upon the occurrence of a merger, consolidation or change in control, under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, other instrument of indebtedness for money borrowed, license, franchise, permit or agreement to which such Indemnifying Stockholder is a party, or by which any of its respective properties is bound, or (iii) violate any Law or Order of any Governmental or Regulatory Authority by which such Indemnifying Stockholder or any of its properties is bound.

       4.4 GOVERNMENTAL APPROVALS AND FILINGS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Indemnifying Stockholder is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except (i) the filing of a Notification and Report Form pursuant to the HSR Act and the expiration or early termination of the waiting period thereunder; (ii) any required filings under any applicable foreign antitrust laws and the expiration or termination of waiting periods thereunder; and (iii) where required solely as a result of the legal or regulatory status of Purchaser or any of its Affiliates.

       4.5 ADDITIONAL INDEMNIFYING STOCKHOLDER REPRESENTATIONS. Each of the representations and warranties set forth in SECTIONS 3.3, (OTHER THAN THE SECOND SENTENCE OF SECTION 3.3(b) AND THE LAST SENTENCE OF SECTION 3.3(c)), 3.15((a))((iii)) AND 3.17((a)) are true and complete.

       4.6 BROKERS/ALTERNATIVE TRANSACTION. No Stockholder is a party to or otherwise bound by any agreement contemplating or providing for any Alternative Transaction. No Stockholder has dealt with any broker, finder or consultant (other than DLJ) in connection with the transactions contemplated by this Agreement.

       4.7 NO OTHER REPRESENTATIONS. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that the Indemnifying Stockholders are making no representation or warranty whatsoever, express or implied, except those representations and warranties contained in this ARTICLE IV.

                                     ARTICLE V


             REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

       Purchaser hereby represents and warrants to Sellers as follows:

       5.1 CORPORATE EXISTENCE OF PURCHASER. Each of Purchaser and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of organization with full corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder.

       5.2 AUTHORITY. Each of Purchaser and the Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by each of Purchaser and the Merger Sub of the transactions contemplated hereby have been duly and validly authorized by the respective Board of Directors of Purchaser and the Merger Sub, and no other corporate proceedings on the part thereof are necessary to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Purchaser and the Merger Sub and, assuming that this Agreement constitutes the valid and binding agreement of the Sellers, constitutes the valid and binding agreement of each of Purchaser and the Merger Sub, enforceable against each of them in accordance with its terms.

       5.3 NO CONFLICTS. The execution and delivery by each of Purchaser and the Merger Sub of this Agreement, the performance by each of Purchaser and Merger Sub of its respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter document) of Purchaser or Merger Sub; (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed on
EXHIBIT 5.3 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to each of Purchaser or Merger Sub or any of its respective assets and properties (other than such conflicts, violations or breaches which could not in the aggregate reasonably be expected to have a Material Adverse Effect on the validity or enforceability of this Agreement or the ability of each of Purchaser or Merger Sub to perform its respective obligations hereunder and to consummate the transactions contemplated hereby); or (c) except as could not reasonably be expected to have a Material Adverse Effect on the ability of each of Purchaser or Merger Sub to consummate the transactions contemplated hereby or to perform any of its respective obligations hereunder, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser or Merger
Sub to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Encumbrance upon Purchaser or any of its assets or properties under, any contract or license to which Purchaser is a party or by which any of its assets and properties is bound.

       5.4 GOVERNMENTAL APPROVALS AND FILINGS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of each of Purchaser or Merger Sub is required in connection with its respective execution, delivery and performance of this Agreement, except (i) the filing of a Notification and Report Form pursuant to the HSR Act and the expiration or early termination of the waiting period thereunder, (ii) where required solely as a result of the identity or the legal or regulatory status of Indemnifying Stockholders, Sellers or any of their respective Affiliates or
(iii) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to delay or have a Material Adverse Effect on the ability of each of Purchaser and Merger Sub to consummate the transactions contemplated by this Agreement or to perform any of its respective obligations hereunder.

       5.5 LEGAL PROCEEDINGS. There are no Orders outstanding and no Actions or Proceedings pending or, to the Knowledge of Purchaser, threatened against, relating to or affecting Purchaser or Merger Sub or any of their respective assets and properties which could reasonably be expected to delay or to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise to impair the ability of Purchaser or Merger Sub to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby.

       5.6 BROKERS. There is no investment banker, broker or finder or other intermediary which has been retained by or is authorized to act on behalf of Purchaser or Merger Sub who might be entitled to any fee or commission in connection with the origin, negotiation or execution of this Agreement or any of the transactions contemplated herein.

                                     ARTICLE VI


                 COVENANTS OF SELLERS AND INDEMNIFYING STOCKHOLDERS

       Sellers and Indemnifying Stockholders, jointly and severally, covenant and agree with Purchaser that, at all times from and after the date hereof until the Closing, Sellers and Indemnifying Stockholders will comply with all covenants and provisions of this ARTICLE VI, except to the extent Purchaser may otherwise consent in writing.

       6.1 REGULATORY AND OTHER APPROVALS. Sellers will (a) take commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Sellers to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith, and (c) provide reasonable cooperation to Purchaser in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby. Sellers will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

       6.2 HSR AND FOREIGN ANTITRUST FILINGS. On November 13, 1998, Group caused to be filed a Notification and Report Form under the HSR Act regarding the transactions contemplated hereby. Group agrees that, in the event this Agreement is terminated in accordance with ARTICLE X, it shall promptly thereafter pay to Purchaser $22,500 in cash as reimbursement of Purchaser for 50% of the fee paid by Purchaser on November 12, 1998 in connection with Purchaser's filing of a Notification and Report Form under the HSR Act regarding the transactions contemplated hereby. In addition to and not in limitation of Sellers' and Indemnifying Stockholders' covenants contained in SECTION 6.1, Sellers will (a) take promptly all actions necessary to make the filings, if any, required of Sellers or any of their Affiliates under all applicable foreign antitrust laws, (b) comply as promptly as practicable with any request, if any, for additional information received by Sellers or their Affiliates from the Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice pursuant to the HSR Act or any foreign Governmental or Regulatory Authority pursuant to any foreign antitrust law, and (c) reasonably cooperate with Purchaser in connection with Purchaser's filings under the HSR Act and all applicable foreign antitrust laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice, state attorneys general, or any foreign Governmental or Regulatory Authority pursuant to any foreign antitrust law.

       6.3    INVESTIGATION BY PURCHASER.  Sellers will (a) provide
(i) Purchaser and (ii) the officers, employees, counsel, accountants, financial advisors, consultants and other representatives of Purchaser with access, upon reasonable prior notice and during normal business hours, to all suppliers, landlords, officers, employees, agents and accountants of Sellers and Sellers' assets, properties, books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of Sellers and
(b) make available to Purchaser and such other persons all such information and data concerning the business and operations of Sellers as Purchaser or any of such other persons reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any Law, Order, Contract or Permit applicable to Sellers or by which any of their respective assets or properties is bound. No such access, examination or review shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Sellers or Indemnifying Stockholders set forth herein.

       6.4 CONDUCT OF BUSINESS. Sellers will conduct business only in the Ordinary Course of Business. Without limiting the generality of the foregoing, Sellers will use commercially reasonable efforts to (a) preserve intact the present business organization, prospects and reputation of Sellers in all material respects, (b) keep available (subject to dismissals and retirements in the Ordinary Course of Business) the services of the key officers and employees of Sellers, (c) maintain the assets and properties of Sellers in good working order and condition, subject to ordinary wear and tear, and repair and replace any assets that may be worn out, lost, stolen or destroyed and (d) maintain the goodwill of landlords, customers, suppliers and lenders and other Persons with whom Sellers otherwise have significant business relationships.

       6.5 CERTAIN RESTRICTIONS. Except as expressly contemplated by this Agreement, Sellers will refrain from:

              (a) amending their certificates of incorporation or by-laws (or other comparable corporate charter documents) in any respect or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation; provided, however, that Group may amend its certificate of incorporation at any time prior to the Effective Time consistent with the terms of this Agreement;

              (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any option with respect to Sellers, or modifying or amending any right of any holder of outstanding shares of capital stock of or options with respect to Sellers;

              (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of Sellers or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any option with respect to Sellers;

              (d) other than in the Ordinary Course of Business, acquiring or disposing of, or incurring any Encumbrance (other than a Permitted Encumbrance) on, any assets and properties which individually or in the aggregate are material to the business or condition of Sellers taken as a whole;

              (e) other than in the Ordinary Course of Business, entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any Contract or license;

              (f)    other than in the Ordinary Course of Business
(i) voluntarily incurring Indebtedness (other than Indebtedness existing on the date hereof), or (ii) purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right under, any Indebtedness;

              (g) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $100,000;

              (h) except to the extent required by applicable Law making any material change in (A) any investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy, or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or Tax purposes;

              (i) adopting, entering into or becoming bound by any material Benefit Plan or material Contract, or amending, modifying or terminating (partially or completely) any such Benefit Plan or material Contract.

              (j)    making any change in its fiscal year;

              (k) increasing or otherwise changing the rate or nature of the compensation (including wages, salaries, bonuses and benefits under any Benefit
Plan) which is paid or payable to any officer, employee or other representative of the Business, except in the Ordinary Course of Business or with the Purchaser's prior consent.

              (l) making, or committing to make, any payment, contribution or award under or into any Plan;

              (m) entering into any transaction between Sellers, or between Sellers and any officer, director, or affiliate of Sellers;

              (n)    entering into any new lease for carts or kiosks; or

              (o) entering into any Contract to do or engage in any of the foregoing.

       6.6 AFFILIATE TRANSACTIONS. All Indebtedness and other amounts owing between Sellers or between Seller and any officer, director, or Affiliate of Sellers will be paid in full, and Sellers will terminate and will cause any such officer, director, or Affiliate to terminate each contract relating thereto.

       6.7 FULFILLMENT OF CONDITIONS. Sellers and Indemnifying Stockholders will use their Best Efforts and proceed diligently and in good faith to satisfy each condition to the obligations of Purchaser contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition; provided, however, that no Seller or Indemnifying Stockholder by virtue of this SECTION 6.7 shall be required to cause SECTION 9.2(o) to be satisfied.

       6.8 INTERIM FINANCIAL INFORMATION. Sellers shall deliver to Purchaser within twenty-five (25) days after the end of each fiscal month, beginning with the month ended October 31, 1998, an unaudited, consolidated balance sheet for Sellers as of the end of such month and a statement of income for Sellers for the portion of the calendar year then ended. All such financial statements shall be accompanied by a certificate of the Chief Financial Officer of Group certifying that such financial statements were prepared in accordance with GAAP, except for footnote disclosures and subject to normal year-end adjustments.

       6.9 NOTIFICATION OF MATERIAL ADVERSE EVENTS. Sellers or Indemnifying Stockholders shall promptly notify Purchaser in writing of any event following the date hereof of which Sellers or Indemnifying Stockholders are or become aware that will or could reasonably be expected to have a material adverse effect on the condition (financial or othersise), rights, properties, assets or prospects of Sellers or the performance by Sellers or Indemnifying Stockholders of their obligations under this Agreement.

       6.10 SUPPLEMENTAL DISCLOSURES. Sellers and Indemnifying Stockholders shall have the continuing obligation to supplement promptly and amend the Disclosure Schedule as necessary or appropriate with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule; PROVIDED, HOWEVER, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not, except as Purchaser may otherwise agree in writing, be deemed to have cured any breach of any representations or warranty made in this Agreement.

       6.11 EXCLUSIVITY. Unless this Agreement has been terminated in accordance with ARTICLE X, (a) Sellers and Indemnifying Stockholders shall not, and shall not permit any of their respective Affiliates, directors, officers, employees, agents or advisors to, initiate, pursue or encourage (by way of furnishing information or otherwise) any inquiries or proposals, or enter into any discussions, negotiations or agreements (whether preliminary or definitive) with any Person (other than Purchaser and its representatives), contemplating or providing for any merger, acquisition, purchase or sale of all or substantially all of the assets or any business combination or change in control of Group or any of the Subsidiaries (an "ALTERNATIVE TRANSACTION"), and (b) Sellers and Indemnifying Stockholders shall deal exclusively with Purchaser with respect to the Merger, the sale of the Business and the Group Stock.

       6.12   AGREEMENT TO APPROVE MERGER.

              (a) Each Indemnifying Stockholder hereby agrees to vote all of the shares of Stock held by it and entitled to vote in favor of the Merger at any meeting of stockholders (or adjournment thereof) convened to consider and vote upon the Merger and in connection with any written consent solicited with respect to the Merger.

              (b) Each Indemnifying Stockholder further agrees to vote all of the shares of Stock held by it and entitled to vote against the approval of any Alternative Transaction.

       6.13 RELEASE BY INDEMNIFYING STOCKHOLDERS. Each Indemnifying Stockholder hereby releases and discharges each Seller, its Affiliates (including its officers and directors) and agents, as of the Effective Time, from any and all Liabilities owed to such Indemnifying Stockholder by such Seller or other Person.

                                    ARTICLE VII


                               COVENANTS OF PURCHASER

       Purchaser covenants and agrees with Group that, at all times from and after the date hereof until the Closing, Purchaser will comply with all covenants and provisions of this ARTICLE VII, except to the extent Group may otherwise consent in writing.

       7.1 REGULATORY AND OTHER APPROVALS. Purchaser will (a) take commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other person required of Purchaser to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith, and (c) provide reasonable cooperation to Sellers in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Sellers to consummate the transactions contemplated hereby. Purchaser will provide prompt notification to Sellers when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Sellers of any communications (and, unless precluded by law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

       7.2 HSR AND FOREIGN ANTITRUST FILINGS. On November 12, 1998, Purchaser caused to be filed a Notification and Report Form under the HSR Act regarding the transactions contemplated hereby. Purchaser paid the entire $45,000 filing fee required under the HSR Act; provided, that if this Agreement is terminated in accordance with ARTICLE X, Group shall promptly thereafter reimburse Purchaser for 50% of such fee. In addition to and without limiting Purchaser's covenants contained in SECTION 7.1, Purchaser will (a) take promptly all actions necessary to make the filings required of Purchaser or its Affiliates under the HSR Act and all applicable foreign antitrust laws,
(b) comply as promptly as practicable with any request, if any, for additional information received by Purchaser or its Affiliates from the Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice pursuant to the HSR Act or any foreign Governmental or Regulatory Authority pursuant to any foreign antitrust law, and

(c) cooperate with Sellers in connection with Sellers' filing, if such filing is required, under the HSR Act and all applicable foreign antitrust laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice, state attorneys general, or any foreign Governmental or Regulatory Authority pursuant to any foreign antitrust law. Purchaser shall pay one-half of the filing fees required in connection with the HSR Act filings.

       7.3 INDEMNIFICATION OF DIRECTORS AND OFFICERS. Until the sixth anniversary of the Closing Date, Purchaser will not, nor will it permit any of its subsidiaries or Affiliates to, take any action to amend any provision of the certificate of incorporation or by-laws (or other comparable corporate charter documents) of Group or any of the Subsidiaries (including an amendment effected through a merger, consolidation, sale of all or substantially all the assets, liquidation or dissolution of any such corporation), if the effect of such amendment would be to have an adverse effect on any right provided thereby to any person who shall have served as a director or officer of Group or any of the Subsidiaries prior to the Closing Date in respect of actions taken in such capacity on or prior to the Closing Date, unless such person would immediately thereafter be entitled to indemnification by Purchaser or another subsidiary of Purchaser comparable to that provided by the affected provision prior to any such amendment.

       7.4 FULFILLMENT OF CONDITIONS. Purchaser will use its Best Efforts and proceed diligently and in good faith to satisfy each condition to the obligations of Sellers contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.



                                    ARTICLE VIII

                               ADDITIONAL AGREEMENTS

       8.1 STOCK PLANS AND OPTIONS; SARS. At or prior to the Closing, (i) Group will fully and finally terminate the Group Stock Option Plans; (ii) Group will notify stock appreciation rights holders of the Merger and at or prior to the Effective Time, pay such stock appreciation rights; and (iii) each outstanding option to purchase Group Common Stock will be canceled in accordance with its terms.

       8.2 SELLERS EMPLOYEES. At the Closing, Purchaser may, but shall not be obligated to, retain the employees of Sellers engaged full-time or part-time in the conduct of the Business as Purchaser may determine, in its sole discretion.

       8.3    TAXES.

              (a) Indemnifying Stockholders shall cause Sellers to prepare and file all tax returns and reports of Sellers due on or prior to the Closing Date, which returns and reports shall be prepared and filed timely and on a basis consistent with existing procedures for preparing such returns and reports and in a manner consistent with prior practice with respect to the treatment of specific items on the returns or reports; provided, however, that if the treatment of any item on any such return or report has not been provided by prior practice, Indemnifying Stockholders shall cause Sellers to report such items in a manner that would result in the least amount of Tax Liability to Sellers and Purchaser for periods ending after the Closing Date.

              (b) Purchaser, Sellers and Indemnifying Stockholders shall provide each other with such assistance as may reasonably be requested by the others in connection with the preparation of any return or report of Taxes, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liabilities for Taxes. Purchaser, Sellers and Indemnifying Stockholders will retain for the full period of any statute of limitations and provide the others with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination.

                                     ARTICLE IX


                      CONDITIONS TO OBLIGATIONS OF THE PARTIES

       9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The obligations of Purchaser and Group to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

              (a) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law and Group's certificate of incorporation and bylaws, by the Stockholders of Group.

              (b) ORDERS AND LAWS. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

              (c) REGULATORY CONSENTS AND APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Group and Purchaser to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all waiting periods imposed, if any, by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, including the waiting period under the HSR Act, if applicable, and any applicable waiting periods under foreign antitrust laws, shall have expired or been terminated.

              (d) FILING OF CERTIFICATE OF MERGER. The executed Certificate of Merger shall be filed with the Secretary of State of the State of Delaware.

       9.2 OBLIGATIONS OF PURCHASER. The obligations of Purchaser to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Sellers in this Agreement shall be true and correct in all material respects (provided, that any representation or warranty that is qualified by materiality shall be deemed to not include such materiality qualifier for purposes of determining whether this condition has been satisfied) on and as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

              (b) PERFORMANCE. Sellers in all material respects shall have performed and complied with, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Sellers at or before the Closing.

              (c) OFFICERS' CERTIFICATES. Group and each of the Subsidiaries shall have delivered to Purchaser (i) a certificate, dated the Closing Date and executed by the President, certifying to the satisfaction of the conditions set forth in SECTIONS 9.1((b)) AND ((c)) AND 9.2((a)), ((b)) AND (f) and (ii) a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary, certifying as to the truth and accuracy of, and attaching copies of the certificate of incorporation, by-laws and all board resolutions adopted in connection with this Agreement of Sellers, in each case in a form reasonably satisfactory to Purchaser.

              (d) THIRD PARTY CONSENTS. The consents (or in lieu thereof waivers) listed in SCHEDULE 9.2((D)) shall have been obtained and shall be in full force and effect.

              (e) OPINION OF COUNSEL. Purchaser shall have received the opinions of counsel to Group, dated the Closing Date, with respect to the matters described in SECTIONS 3.1, 3.2, 3.3, 3.5, 3.6 AND 3.21 in a form and subject to such exceptions as are customary for transactions similar to those contemplated by this Agreement, which form shall be reasonably acceptable to Purchaser. Such opinions shall include an opinion that (i) this Agreement has been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under all applicable Laws and Group's certificate of incorporation and bylaws, by the Stockholders of Group and (ii) the Merger has been duly and effectively consummated under applicable Laws. Such opinions shall include a statement that Purchaser's lenders may rely on such opinions.

              (f) INVESTIGATION. Each of Purchaser and Purchaser's agents shall have been afforded access to Sellers' books and records, suppliers, landlords, officers, employees, agents, facilities and personnel, as provided in
SECTION 6.3.

              (g) NO MATERIAL ADVERSE CHANGE. There shall have occurred no material adverse change in or with respect to the condition (financial or otherwise), business, prospects, rights, properties or assets of the Business or the Sellers' assets since the date hereof, and Purchaser shall be reasonably satisfied that the legal matters disclosed in SECTION 3.19 of the Disclosure Schedule will not have a Material Adverse Effect on Sellers or Purchaser.

              (h) UCC, TAX LIEN AND JUDGMENT SEARCH RESULTS. Purchaser shall have completed, at its sole cost and expense, a report, in form and substance satisfactory to Purchaser, as to the results of an examination of financing statements filed under the Uniform Commercial

Code, and tax lien and judgment records, in each office in each jurisdiction as Purchaser shall reasonably request, and such report shall indicate no material security interests, tax liens, judgments or other Encumbrances not previously disclosed in writing to Purchaser.

              (i) LEASE AGREEMENTS. Purchaser shall have entered into a letter agreement, in form and substance satisfactory to it, (i) with the landlord of Sellers' headquarters and distribution facility in San Diego, California and (ii) with the landlord of Sellers' manufacturing facility in San Diego, California providing for the ability to terminate such leases on or before April 30, 1999, at an aggregate cost of not more than $150,000.

              (j) LANDLORD CONSENTS. Purchaser shall have reviewed an executed landlord consent in connection with any Seller store lease that requires, in the reasonable judgment of Purchaser (and except where the failure to obtain a consent would not have a Material Adverse Effect on Sellers), a landlord consent to the transactions contemplated by this Agreement.

              (k) SEVERANCE PAYMENTS. Purchaser shall have received assurance satisfactory to it that the costs associated with contractual severance payments to Sellers' employees following termination through April 30, 1999 shall not be greater than $1,450,000 and Purchaser shall have entered into employment agreements satisfactory to Purchaser with the employees set forth on
EXHIBIT 9.2(k) for continued employment through April 30, 1999, except where the failure to enter into an employment agreement with any such employee or employees could not be reasonably expected to have a Material Adverse Effect on Purchaser.

              (l) SWEET FACTORY TRADEMARK LICENSE. Purchaser shall have received from United Sweet Factory Limited a letter substantially in the form of
EXHIBIT 9.2(l) hereto.

              (m) CLOSING DOCUMENTS. Sellers shall have delivered all reports, agreements, certificates, instruments, opinions and other documents required to be delivered by Sellers on the Closing Date, and the form and substance of all such reports, agreements, certificates, instruments, opinions and other documents shall be reasonably satisfactory to Purchaser.

              (n) FINANCIAL STATEMENTS AND REPORTS. Purchaser shall have received from KPMG Peat Marwick, LLP, Sellers' auditor, each of the following

                     (i) KPMG Peat Marwick LLP's written consent to include in Purchaser's financing offering circular (and in the subsequent exchange registration statement contemplated thereby) Group's audited consolidated financial statements for the year ended January 4, 1998, including KPMG Peat Marwick LLP's audit opinion with respect thereto;

                     (ii) a "comfort letter" with respect to Group's consolidated balance sheet and income statement as of August 29, 1998 and for the twelve months then ended, in form and substance reasonably satisfactory to Purchaser; and

                     (iii) a report, in form and substance reasonably satisfactory to Purchaser, as to Group's (and the Subsidiaries') Indebtedness as of the end of the calendar month preceding the calendar month in which the Closing occurs.

              (o) NET OBLIGATIONS. Net Obligations (as defined below), as of the Closing Date, shall not be in excess of $10,000,000. "NET OBLIGATIONS" shall mean the aggregate of (i) all Indebtedness of Group and the Subsidiaries as of the Closing Date PLUS (ii) the costs associated with discharging such indebtedness PLUS (iii) the fees and expenses relating directly to the transaction contemplated by this Agreement owing to DLJ, Gray Cary Ware & Freidenrich LLP and KPMG Peat Marwick LLP (other than those fees and expenses of KPMG Peat Marwick LLP that are attributable to its services rendered in connection with (A) making Sellers' audited financial statements available for inclusion in Purchaser's financing documents and (B) issuing a "comfort letter" with respect to certain other financial information to be included in Purchaser's financing documents (collectively, the "KPMG Financing Services Fees")) (all of which it is anticipated will be paid at Closing) PLUS
(iv) $22,500, which equals Group's 50% share of the filing under the HSR Act for the transactions contemplated hereby (v) PLUS (if the Working Capital is less than $2,000,000) or MINUS (if the Working Capital is more than $2,000,000) the amount by which Working Capital as of the closing date varies from an agreed upon Working Capital target of $2,000,000. For purposes of the "Net Obligations" calculation, working capital will include, as an asset, approximately $590,000, which represents the federal tax loss generated by Sellers during the period from January 4, 1998 to November 30, 1998 and which Group may carry back, and, therefore, with respect to which Group may obtain a cash refund in such amount. In performing the computation set forth above, there shall be no duplicative counting. Group shall prepare and deliver to Purchaser on the fifth (5) business day prior to the Effective Date, a calculation of Net Obligations. Such calculation shall be accompanied by a certificate of the Chief Financial Officer of Group that such calculation was prepared in accordance with GAAP. Purchaser will be responsible for discharging at the
Closing:  (A) the Net Obligations described in clause (i) of this
SECTION 9.2((o)) that are owed to Imperial Bank, (B) the Net Obligations described in clauses (ii) and (iii) of this SECTION 9.2((o)) and (C) the KPMG Financing Services Fees.

              (p) TAX LETTER. Purchaser shall have received from Group an executed letter in the form of EXHIBIT 9.2(p).

              (q) WAIVERS OF PREEMPTIVE RIGHTS. Purchaser shall have received from each Stockholder with preemptive rights under Group's certificate of incorporation or otherwise a waiver of such rights, in form and substance satisfactory to the Purchaser.

              (r) DISSENTERS. Stockholders owning an aggregate Percentage Interest of no more than five percent (5%) shall have perfected their respective Dissenter Rights with respect to the Merger; provided, however, that no Stockholder owning a Percentage Interest of more than two and one-half percent (2-1/2%) shall have perfected its Dissenter Rights.

              (s) STOCKHOLDERS ACKNOWLEDGMENT AND INDEMNIFICATION AGREEMENT. Purchaser shall have received Stockholders Acknowledgments and Indemnification Agreements from Stockholders owning an aggregate Percentage Interest of not less than ninety-five percent (95%), and from each Stockholder owning a Percentage Interest of at least two and one-half percent (2-1/2%).

       9.3 OBLIGATIONS OF GROUP. The obligations of Group to effect the Merger shall be subject to, at or prior to the Effective Time of the following conditions (all or any of which may be waived in whole or in part by Group in its sole discretion):

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects (provided, that any representation or warranty that is qualified by materiality shall be deemed to not include such materiality qualifier for purposes of determining whether this condition has been satisfied) on and as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations and warranties to be true and correct could not reasonably be expected to have a Material Adverse Effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement.

              (b) PERFORMANCE. Purchaser in all material respects shall have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser at or before the Closing except where the failure to so perform and comply with such agreements, covenants and obligations could not reasonably be expected to have a Material Adverse Effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement.

              (c) OFFICER'S CERTIFICATES. Purchaser shall have delivered to Group (i) a certificate, dated the Closing Date and executed by the President or any Executive or Senior Vice President of Purchaser, certifying as to the satisfaction of the conditions set forth in SECTIONS 9.3(a) AND (b) in a form reasonably satisfactory to Group, and (ii) a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Purchaser, certifying as to the truth and accuracy of, and attaching copies of, the articles/certificate of incorporation, bylaws and all board resolutions adopted in connection with this Agreement, of Purchaser, in a form reasonably satisfactory to Group.

              (d) OPINION OF COUNSEL. Group shall have received the opinion of counsel to Purchaser, dated the Closing Date, with respect to the matters described in SECTIONS 5.1, 5.2, 5.3, 5.4 AND 5.5 in a form and subject to such exceptions as are customary for transactions similar to those contemplated hereby, which form shall be reasonably acceptable to Group.

                                     ARTICLE X

                                    TERMINATION

       10.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

              (a) at any time before the Closing, by mutual written agreement of Group and Purchaser;

              (b) at any time before the Closing, by Group or Purchaser, in the event that any Order or Law becomes effective restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, upon notice to the non-terminating party by the terminating party;

              (c) at any time after December 31, 1998, by Group, by notice to Purchaser if the Closing shall not have occurred on or before such date and the failure of the Closing to occur is not caused by a material breach of this Agreement by Group;

              (d) at any time after December 31, 1998, by Purchaser, by notice to Group if the Closing shall not have occurred on or before such date and the failure of the Closing to occur is not caused by a material breach of this Agreement by Purchaser;

              (e) at any time before the Closing, by Group, by notice to Purchaser, in the event of a material breach of this Agreement by Purchaser which if uncured would cause one or more of the conditions to Closing set forth in ARTICLE IX not to be satisfied and which remains uncured for fifteen (15) days after notice thereof is given to Purchaser by Group; and

              (f) at any time before the Closing, by Purchaser, by notice to Group, in the event of a material breach of this Agreement by Group which if uncured would cause one or more of the conditions to Closing set forth in
ARTICLE IX not to be satisfied and which remains uncured for fifteen (15) days after notice thereof is given to the Representative by Purchaser.

       10.2   EFFECT OF TERMINATION AND ABANDONMENT.   In the event of
termination of this Agreement pursuant to this ARTICLE X, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that in such event that nothing herein shall relieve any party from liability for any breach of this Agreement and provided that Group's obligation set forth in SECTION 6.2 to reimburse Purchaser for 50% of the filing fees under the HSR Act shall survive such termination.

       10.3 EXCLUSIVE REMEDY. The exclusive remedy for any breach of a representation or warranty made by any party in this Agreement, shall be termination of this Agreement, except as otherwise provided in ARTICLE XII hereof.

                                     ARTICLE XI


                     INDEMNIFYING STOCKHOLDERS' REPRESENTATIVE

       11.1 APPOINTMENT. Indemnifying Stockholders hereby irrevocably make, constitute and appoint Weston Presidio Capital as their agent and representative (the "REPRESENTATIVE") for all purposes under this Agreement. In the event of the death, resignation or incapacity of the Representative, Indemnifying Stockholders shall promptly designate another Person to act as their representative under this Agreement so that at all times there will be a Representative with the authority provided in this ARTICLE XI. Such successor Representative shall be designated by the Indemnifying Stockholders by an instrument in writing signed by the Indemnifying Stockholders

(or their successors in interest) holding a majority of the capital stock of Group, and such appointment shall become effective as to the successor Representative when such instrument shall have been delivered to it and a copy thereof delivered to Purchaser.

       11.2 AUTHORIZATION. Indemnifying Stockholders hereby authorize the Representative, on their behalf and in their name, to:

              (a) receive all notices or documents given or to be given to Indemnifying Stockholders by the Purchaser pursuant hereto or in connection herewith and to receive and accept service of legal process in connection with any suit or proceeding arising under this Agreement. The Representative shall promptly forward a copy of such notice of process to each Indemnifying Stockholder;

              (b) deliver at the Closing the certificates for the Group Stock of the Indemnifying Stockholders in exchange for their respective portion of the consideration payable with respect to such securities;

              (c) upon confirmation of the receipt of wire transfers or certified or official bank check, sign and deliver to Purchaser at the Closing a receipt for the Indemnifying Stockholders' portion of the consideration and forward such amount to the Indemnifying Stockholders;

              (d) deliver to Purchaser at the Closing all certificates and documents to be delivered to Purchaser by the Indemnifying Stockholders pursuant to this Agreement, together with any other certificates and documents executed by the Indemnifying Stockholders and deposited with the Representative for such purpose;

              (e) engage counsel and such accountants and other advisors for the Indemnifying Stockholders and incur such other expenses on behalf of the Indemnifying Stockholders in connection with this Agreement and the transactions contemplated hereby as the Representative may deem appropriate; and

              (f) take such action on behalf of the Indemnifying Stockholders as the Representative may deem appropriate in respect of:

                     (i) waiving any inaccuracies in the representations or warranties of Purchaser contained in this Agreement or in any document delivered by Purchaser pursuant hereto;

                     (ii) waiving the fulfillment of any of the conditions precedent to the Indemnifying Stockholders' obligations hereunder, except with respect to Purchaser's payment of the Purchase Price pursuant to SECTION 2.7;

                     (iii) taking such other action as the Representative is authorized to take under this Agreement;

                     (iv) receiving all documents or certificates and making all determinations, on behalf of the Indemnifying Stockholders, required under this Agreement;

                     (v) all such other matters as the Representative may deem necessary or appropriate to consummate this Agreement and the transactions contemplated hereby; and

                     (vi) taking all such action as may be necessary after the Closing Date to carry out any of the transactions contemplated by this Agreement.

       11.3 IRREVOCABLE APPOINTMENT. The appointment of the Representative hereunder is irrevocable and any action taken by the Representative pursuant to the authority granted in this ARTICLE XI shall be effective and absolutely binding on each Indemnifying Stockholder notwithstanding any contrary action of, or direction from, an Indemnifying Stockholder, except for actions taken by the Representative which are in bad faith or grossly negligent. The death, incapacity or dissolution of a Indemnifying Stockholder shall not terminate the prior authority and agency of the Representative.

       11.4 RESIGNATION. The Representative may resign at any time by giving notice to the Indemnifying Stockholders, and such resignation shall be effective upon the appointment and qualification of a successor. The Representative may be discharged, and replaced by another Person to act as its successor, by an instrument in writing signed by the Indemnifying Stockholders (or their successors in interest) holding a majority of the capital stock of Group.

       11.5 PURCHASER'S RELIANCE. Purchaser shall not be obliged to inquire into the authority of the Representative, and the Purchaser shall be fully protected in dealing with the Representative in good faith.

       11.6 EXCULPATION AND INDEMNIFICATION. In performing any of its duties as Representative under this Agreement, the Representative shall not incur any Liability to any Person, except for Liability caused by the Representative's willful misconduct or gross negligence. Accordingly, the Representative shall not incur any such Liability for (i) any action that is taken or omitted in good faith regarding any questions relating to the duties and responsibilities of the Representative under this Agreement, or (ii) any action taken or omitted to be taken in reliance upon any instrument that the Representative shall in good faith believe to be genuine, to have been signed or delivered by a proper person or persons and to conform with the provisions of this Agreement. Indemnifying Stockholders, jointly and severally, shall indemnify, defend and hold harmless the Representative against, from and in respect of any Adverse Consequences arising out of or resulting from the performance of its duties hereunder or in connection with this Agreement (except for Liabilities arising from the gross regligence or willful misconduct of the Representative).

                                    ARTICLE XII


 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS, LIMITATION OF LIABILITY

       12.1 INDEMNIFICATION BY INDEMNIFYING STOCKHOLDERS. Each Indemnifying Stockholder (a) jointly and severally shall indemnify, defend and hold harmless Purchaser, Sellers and all of their respective officers, directors, shareholders, Affiliates, employes and agents (the "PURCHASER INDEMNIFIED PERSONS") after the Closing from and against any Adverse Consequence arising out of or resulting from (i) the untruth, inaccuracy or incompleteness as of the date hereof or on the Closing Date of any representation or warranty of the Indemnifying Stockholders contained in SECTION 4.5 and (ii) any failure of Group to perform its obligations under SECTION 8.1, and (b) severally shall indemnify, defend and hold harmless the Purchaser Indemnified Persons after the Closing from and against any Adverse Consequence arising out of or resulting from the untruth, inaccuracy, or incompleteness as of the date hereof or on the Closing Date of any representation or warranty of such Indemnifying Stockholder contained in SECTION 4.1, 4.2, 4.3, 4.4 AND 4.6.

       12.2 INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify, defend and hold harmless the Indemnifying Stockholders and all of their respective officers, directors, shareholders, Affiliates, employees and agents (the "INDEMNIFYING STOCKHOLDER INDEMNIFIED PERSONS") after the Closing from and against any Adverse Consequences arising out of or resulting from the untruth, inaccuracy or incompleteness as of the date hereof or on the Closing Date of any representation or warranty of Purchaser contained in this Agreement (each a "SELLER WARRANTY CLAIM").

       12.3 PROCEDURE FOR INDEMNIFICATION. If any Person shall claim indemnification (the "INDEMNIFIED PARTY") hereunder for any claim other than a third party claim, the Indemnified Party shall promptly give written notice to the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of the nature and amount of the claim. If an Indemnified Party shall claim indemnification hereunder arising from any claim or demand of a third party, the Indemnified Party shall promptly give written notice (a "THIRD-PARTY NOTICE") to the Indemnifying Party of the basis for such claim or demand, setting forth the nature of the claim or demand in detail. The failure by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such Indemnifying Party is materially prejudiced as a result of such failure to give notice. The Indemnifying Party shall defend at its own cost and through counsel of its own choosing, and shall have the right to compromise, if appropriate, any claim or demand set forth in a Third-Party Notice giving rise to such claim for indemnification. In the event the Indemnifying Party undertakes to compromise or defend any such claim or demand, it shall promptly (and in any event, no later than fifteen
(15) days after receipt of the Third-Party Notice) notify the Indemnified Party in writing of its intention to do so and shall give the Indemnified Party such security in that regard as the Indemnified Party reasonably may request. The Indemnified Party shall, at the expense of the Indemnifying Party, fully cooperate with the Indemnifying Party and its counsel in the defense or compromise of such claim or demand. The Indemnified Party shall not be liable for any legal or other expenses incurred by the Indemnifying Party in connection with such defense, but the Indemnified Party may participate in such defense at its own expense. No settlement of a third party claim or demand defended by the Indemnifying Party shall be made without the written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnifying Party shall not, except with the written consent of the Indemnified Party, consent to the entry of a judgment or settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of an unconditional release from all liability in respect of such third party claim or demand.

       12.4   LIMITATIONS ON INDEMNITY.

              (a) The indemnities contained in this ARTICLE XII with respect to Purchaser Warranty Claims and Seller Warranty Claims shall expire on the first anniversary of the Closing Date, except with respect to claims under SECTIONS 4.1, 4.2, 4.5, (only with respect to SECTION 3.3) AND 4.6 and under
SECTION 5.2 which shall expire on the fourth (4th) anniversary of the Closing Date; PROVIDED, that if at the stated expiration of any indemnification obligation there shall then be pending any indemnification claim by a Person, such Person shall continue to have the right to such indemnification with respect to such claim notwithstanding such expiration.

              (b)    (i)    Each Indemnifying Stockholder's maximum aggregate
liability to the Purchaser Indemnified Persons under SECTION 12.1 shall not exceed the amount of the Purchase Price received by such Indemnifying Stockholder; provided, however, that the maximum aggregate liability of all of the Indemnifying Stockholders, collectively, with respect to claims under
SECTION 4.5 resulting from a breach of SECTION 3.15(a)(iii) shall not exceed $1,000,000.

                     (ii) Purchaser's maximum aggregate liability to the Indemnifying Stockholder Indemnified Persons for Seller Warranty Claims shall not exceed $750,000.

       12.5 PAYMENT. Except for third-party claims being defended in good faith by the Indemnifying Party in accordance with SECTION 12.3, the Indemnifying Party shall satisfy its obligations heruender within fifteen (15) days after receipt of notice of a claim. Any amount not paid to the Indmnified Party by such date shall bear interest at a rate equal to the Prime Rate from the date due until the date paid.

                                    ARTICLE XIII


                                   MISCELLANEOUS

       13.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

       If to Purchaser, to:

       Archibald Candy Corporation
       1137 West Jackson Blvd.
       Chicago, IL 60607
       Facsimile No: (312) 243-3992
       Attn:  President

       with a copy to:

       Winston & Strawn
       35 W. Wacker Dr.
       Chicago, IL 60601
       Facsimile No: (312) 558-5700
       Attn:  Patrick O. Doyle, Esq.

       If to Sellers, to:

       Sweet Factory Group, Inc.
       10343 Roselle Street
       San Diego, CA  92121
       Facsimile No.:  (619) 558-0486
       Attn.:  Chief Executive Officer

       with a copy to:

       Gray Cary Ware & Freidenrich LLP
       4365 Executive Drive, Suite 1600
       San Diego, CA 92121
       Facsimile No.:  (619) 677-1477
       Attn.:  Cameron Jay Rains, Esq.

       If to Representative, to:

       Weston Presidio Capital
       400 Sansome Street
       San Francisco, CA  94111
       Facsimile No.: (415) 398-0770
       Attn:  James B. McElwee

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this SECTION 13, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this SECTION 13, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this SECTION 13, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this SECTION 13). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

       13.2 CONTRIBUTION. No Indemnifying Stockholder shall be entitled to contribution from Group or any Subsidiary with respect to breaches of the representations and warranties set forth in Article IV but nothing in this Agreement shall prohibit any Indemnifying Stockholder from seeking contribution against any other Indemnifying Stockholder with respect to such breaches.

       13.3 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

       13.4 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, Purchaser will pay its own costs and expenses, the Sellers will pay their own costs and expenses, incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

       13.5 PUBLIC ANNOUNCEMENTS. At all times at or before the Closing, Sellers and the Indemnifying Stockholders will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other persons to whom Sellers sells goods or provides services or with whom Sellers otherwise has significant business relationships with respect to this Agreement, or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If any party is unable to obtain the approval of its public report, statement or release from the other parties and such report, statement or release is, in the opinion of legal counsel to such parties, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Sellers, the Indemnifying Stockholders, and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

       13.6   FURTHER ASSURANCES; POST-CLOSING COOPERATION.

              (a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary to fulfill its obligations under this Agreement.

              (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to Sellers in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, or (iv) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

              (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business of Sellers not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party agrees to use its Best Efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained in accordance with this paragraph shall be held confidential.

              (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this section shall be subject to applicable rules relating to discovery.

       13.7 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party against whom such waiver is asserted. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, shall be cumulative and not alternative.

       13.8 TRANSFER TAXES. Any stock transfer or other like taxes or recording fees payable as a result of the transactions contemplated hereby, if any, shall be paid by the Purchaser. The Purchaser and Sellers agree to cooperate with each other in the making of all filings required in connection with any transfer taxes.

       13.9 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of Purchaser, the Representative and Sellers.

       13.10 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto the Purchaser Indemnified Persons, the Indemnifying Stockholder Indemnified Persons and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

       13.11 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void; PROVIDED, HOWEVER, that Purchaser may assign or transfer all (but not less than all) of its rights and obligations under this Agreement (a) to any Person that is wholly-owned, directly or indirectly, by Purchaser or (b) after the Closing, to any Person to whom Purchaser sells the Business and substantially all of the Sellers' assets; and PROVIDED, FURTHER, that Purchaser may collaterally assign its rights hereunder to any Person or Persons providing financing to Purchaser in connection with the transactions contemplated hereby. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

       13.12 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in economic and legal effect to such illegal, invalid or unenforceable provision as may be possible.

       13.13  GOVERNING LAW.

              (a) This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law of the State of Delaware) as to all matters including, but not limited to, matters of validity, construction, effect, performance and remedies.

              (b) Any dispute between any of the parties hereto or any claim by a party against another party arising out of or relating to this Agreement or relating to any alleged breach hereof shall be determined by arbitration in accordance with the rules then in force of the American Arbitration Association. The arbitration proceedings shall take place in Denver, Colorado or such other location as the parties in dispute may agree upon. The arbitration proceedings shall be subject to the substantive laws of the State of Delaware. There shall be one arbitrator, as shall be agreed upon by the parties in dispute, who shall be an individual skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute. In the absence of such an agreement, each party in dispute shall select one arbitrator and the arbitrators so selected shall select a third arbitrator. In the event the arbitrators cannot agree upon the selection of a third arbitrator, such third arbitrator shall be appointed by the American Arbitration Association at the request of any of the parties in dispute. The arbitrator shall be an individual skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute. The decision rendered by the arbitrator shall be accompanied by a written opinion in support thereof. Such decision shall be final and binding upon the parties in dispute without right of appeal. Judgment upon any such decision may be entered into any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the decision in an order of enforcement. Costs of the arbitration shall be assessed by the arbitrator or arbitrators against all or any of the parties in dispute and shall be paid promptly by the party or parties so assessed.

       13.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

       13.15 CONSTRUCTION. The parties hereby acknowledge and agree that the drafting of this Agreement has been a collaborative effort and that no party shall be deemed to be the sole or primary drafter. Any rule or provision of law which provides that a contract or agreement is to be construed against the author of the contract or agreement shall not apply to this Agreement, any ancillary agreements or the documents attached hereto as exhibits or schedules hereto or thereto.

                              [signature pages follow]

       IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                              ARCHIBALD CANDY CORPORATION


                              By:  /s/ Ted A. Shepherd
                                   ------------------------
                                 Name:  Ted A. Shepherd
                                 Title:  President and Chief Operating Officer

                              SWEET FACTORY ACQUISITION CORP.


                              By:  /s/ Ted A. Shepherd
                                   ------------------------
                                 Name:  Ted A. Shepherd
                                 Title:  President and Chief Operating Officer

                              SWEET FACTORY GROUP, INC.


                              By:  /s/ T. Robert Bell
                                   ------------------------
                                 Name:  T. Robert Bell
                                 Title:  C.E.O.

                              SWEET FACTORY, INC.


                              By:  /s/ T. Robert Bell
                                   ------------------------
                                 Name:  T. Robert Bell
                                 Title:  C.E.O.

                              SF CANDY COMPANY


                              By:  /s/ T. Robert Bell
                                   ------------------------
                                 Name:  T. Robert Bell
                                 Title:  C.E.O.

                              SF PROPERTIES, INC.


                              By:  /s/ T. Robert Bell
                                   ------------------------
                                 Name:  T. Robert Bell
                                 Title:  C.E.O.

                              "INDEMNIFYING STOCKHOLDERS"

                              HOLDERS OF SERIES A PREFERRED STOCK

                              1991 BROTMAN CHILDREN'S TRUST



                              By:  /s/ John Meisenbach
                                   ------------------------
                                   John Meisenbach

                              BAYSIDE & CO., NOMINEE FOR T. ROWE
                              PRICE THRESHOLD FUND, II, L.P.

                              By:  /s/
                                   ------------------------
                                   Managing Director

                              CONSUMER VENTURE PARTNERS II, L.P.

                              By:  CONSUMER VENTURE ASSOCIATES,
                                      II, L.P.
                                      Its General Partner



                              By:  /s/ Pearson C. Cummin, III
                                   --------------------------
                                   Pearson C. Cummin, III

                              EDGAR F. BERNER TRUST
                              DATED FEBRUARY 17, 1989



                              By:  /s/ Edgar F. Berner, Trustee
                                   ----------------------------
                                   Edgar F. Berner, Trustee

                             "INDEMNIFYING STOCKHOLDERS"

                              SHAW VENTURE PARTNERS IV, L.P.

                              By: /s/
                                  --------------------------------
                                   General Partner



                              /s/ Jeffrey H. Brotman
                              ---------------------------
                              JEFFREY H. BROTMAN



                              BANKAMERICA VENTURES
                              (formerly First Small Business Investment Co.)


                              By:  /s/ Jess R. Marzak
                              ---------------------------
                              Its: Managing Director

                              TRINITY VENTURES II, L.P., a California
                              Limited Partnership

                              By:  TRINITY TVL PARTNERS, L.P.,
                                      Its General Partner



                                    By:  /s/ James G. Shennan, Jr.
                                         ---------------------------
                                         James G. Shennan, Jr.,
                                         General Partner

                              TRINITY VENTURES III, L.P., a California
                              Limited Partnership

                              By: s TRINITY TVL PARTNERS, L.P.,
                                      Its General Partner



                              By:  /s/ James G. Shennan, Jr.
                                   -----------------------------
                                   James G. Shennan, Jr.,
                                   General Partner


                              TRINITY VENTURES SIDE-BY-SIDE L.L.P.
                              a California Limited Partnership


                              By: /s/
                                  -------------------------------
                                   Its:__________________________

                              WESTON PRESIDIO OFFSHORE CAPITAL
                              C.V., a California Limited Partnership

                              By:  WESTON PRESIDIO CAPITAL
                                      MANAGEMENT, L.P.


                              By:  /s/ James B. McElwee
                                   ---------------------------
                                   James B. McElwee
                                   General Partner

                              HOLDERS OF SERIES B PREFERRED STOCK

                              BAYSIDE & CO., NOMINEE FOR T. ROWE
                              PRICE THRESHOLD FUND, II, L.P.


                              By: /s/
                                  ----------------------------
                                   Managing Director

                              CONSUMER VENTURE PARTNERS I, L.P.

                              By:  CONSUMER VENTURE ASSOCAITES,
                                   I, L.P.
                                   Its General Partner


                              By:  /s/ Pearson C. Cummin, III
                                   ---------------------------
                                   Pearson C. Cummin, III

                              CONSUMER VENTURE PARTNERS II, L.P.

                              By:  CONSUMER VENTURE ASSOCIATES,
                                   II, L.P.
                                   Its General Partner


                              By:  /s/ Pearson C. Cummin, III
                                   ---------------------------
                                   Pearson C. Cummin, III

                              /s/ D. Michael Brotman
                              ---------------------------
                              D. MICHAEL BROTMAN
                              Separate Property Account

                              /s/ D. Michael Brotman
                              ---------------------------
                              D. MICHAEL BROTMAN

                              EDGAR F. BERNER TRUST
                              DATED FEBRUARY 17, 1989


                              By:  /s/ Edgar F. Berner, Trustee
                                   ---------------------------
                                   Edgar F. Berner, Trustee


                              /s/ Jacob M. (George) Plyser
                              ---------------------------
                              JACOB M. (GEORGE) PLYSER

                             /s/ Jeffrey H. Brotman
                              ---------------------------
                              JEFFREY H. BROTMAN


                              KEY TRUST CO OF THE NORTHWEST
                              TTEE RALPH R. SHAW TR FBO
                              LORRAINE SHAW


                              By:  /s/ Ralph R. Shaw
                                   ---------------------------
                                   Ralph R. Shaw, Trustee


                              KEY TRUST CO OF THE NORTHWEST
                              TTEE RALPH R. SHAW TR FBO RENEE
                              SHAW


                              By:  /s/ Ralph R. Shaw
                                   ---------------------------
                                   Ralph R. Shaw, Trustee


                              KEY TRUST CO OF THE NORTHWEST
                              TTEE RALPH R. SHAW TR FBO RUSSELL
                              SHAW


                              By:  /s/ Ralph R. Shaw
                                   ---------------------------
                                   Ralph R. Shaw, Trustee

                              OAK INVESTMENT PARTNERS V., L.P.


                              By:  /s/ Gerald R. Gallagher
                                   ---------------------------
                                   Gerald R. Gallagher
                                   Title:  General Partner of Oak
                                           Investments V, Limited
                                           Partnership, the General
                                           Partner of Oak Investment
                                           Partners V, Limited Partnership


                              OAK V AFFILIATES FUND, L.P.


                              By:  /s/ Gerald R. Gallagher
                                   ---------------------------
                                   Gerald R. Gallagher
                                   Title:  General Partner of Oak V
                                   Affiliates, Limited Partnership,
                                   the General Partner of Oak V
                                   Affiliates Fund, Limited
                                   Partnership


                              /s/ Ralph R. Shaw
                              ---------------------------
                              RALPH R. SHAW

                              SHAW VENTURE PARTNERS IV, L.P.


                              By:  /s/ Ralph R. Shaw
                                   ---------------------------
                                   Its: General Partner


                              SHENNAN FAMILY PARTNERSHIP I


                              By:  /s/ J.G. Shennan Jr.
                                   ---------------------------
                                   J.G. Shennan Jr.
                                   Managing G.P.

                             TRINITY VENTURES IV, L.P., a California
                              Limited Partnership

                              By:  TRINITY TVL PARTNERS, L.P.,
                                   Its General Partner


                                   By:  /s/ James G. Shennan, Jr.
                                        ---------------------------
                                        James G. Shennan, Jr.
                                        General Partner


                              TRINITY VENTURES SIDE-BY-SIDE I, L.P.
                              a California Limited Partnership


                              By: /s/
                                  ---------------------------------
                                   Its:_______________________


                              WESTON PRESIDIO OFFSHORE CAPITAL
                              C.V., a California Limited Partnership

                                   By:  WESTON PRESIDIO CAPITAL
                                        MANAGEMENT, L.P.


                                        By:  /s/ James B. McElwee
                                             ---------------------------
                                             James B. McElwee
                                             General Partner

                              HOLDERS OF SERIES C STOCK

                              BANKAMERICA CAPITAL
                              CORPORATION


                              By:  /s/ James D. Murphy
                                   ---------------------------
                                   James D. Murphy
                                   Its:   Managing Director



                              HOLDERS OF COMMON STOCK

                              BERNER COMMUNITY TRUST


                              By:  /s/ Edgar F. Berner
                                   ---------------------------
                                   Its:  Trustee



                              /s/ Michael A. Slavens
                              ---------------------------
                              MICHAEL A. SLAVENS



                              /s/ T. Robert Bell
                              ---------------------------
                              T. ROBERT BELL

SCHEDULES

     Schedule A:         Disclosure Schedule
     Schedule B:         Indemnifying Stockholders

EXHIBITS

     EXHIBIT A:          Certificate of Merger
     EXHIBIT 5.3         Conflicts
     EXHIBIT 9.2(k)      Employees
     Exhibit 9.2(1)      Form of Sweet Factory Estoppel Certificate
     EXHIBIT 9.2(p)      Form of Tax Letter